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                              AGREEMENT OF LEASE

                                   between

                   WILLS CORROON CORPORATION OF TENNESSEE,
                                 as Landlord

                                     and

                                MAGNETEK, INC.
                                  as Tenant

                             ____________________

                                 Dated as of
                                June 30, 1995
                             ____________________

                                  Premises:

        Fifth and Sixth Floors (North Plaza and atrium bridge area)
                             Willis Corroon Plaza
                             26 Century Boulevard
                             Nashville, Tennessee

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

                            INDEX OF DEFINED TERMS

                                                                  SECTION IN
DEFINITION                                                       WHICH DEFINED
----------                                                       -------------

Additional Rent .................................................  4.01
Allotted Kilowatt Hours .........................................  6.01
Alteration ......................................................  8.01
Auditorium ......................................................  7.02
Bankruptcy Code ................................................. 14.01
Base Operating Expenses .........................................  1.01
Base Rent .......................................................  1.01, 4.02
Base Taxes ......................................................  1.01
Broker ..........................................................  1.01
Building ........................................................  1.01
Building Rentable Area ..........................................  1.01
Building Rules .................................................. 16.01
Building Services ...............................................  5.01
Building Systems ................................................  8.01
Business Days ................................................... 25.09
Business Hours .................................................. 25.09
Commencement Date ...............................................  2.02
Common Areas ....................................................  2.01
Conference Center ...............................................  7.02
Consent ......................................................... 25.08
Date of this Lease ..............................................  1.01
Electrical Allowance ............................................  6.01
Environmental Activity .......................................... 10.02
Excess Kilowatt Hours ...........................................  6.01
Expiration Date .................................................  1.01, 2.02
Facility ........................................................  7.02
First-Class Office Buildings ....................................  3.01
Food Facility ...................................................  7.02
Food Facility Provider ..........................................  7.02
Force Majeure ................................................... 23.05
Garage .......................................................... 24.01
Gross Rent ......................................................  4.01
Hazardous Materials ............................................. 10.02
Holidays ........................................................ 25.09
Land ............................................................  1.01
Landlord ........................................................ Introduction,
                                                                  23.02
Landlord Services ...............................................  7.01
Landlord's Address for Notices ..................................  4.03
Landlord's Agents ...............................................  9.02
Landlord's Statement ............................................  5.01
Lease ........................................................... Introduction
Legal Requirements .............................................. 10.01
Monument ........................................................ 16.03
Net Consideration ............................................... 12.02



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                                                                  SECTION IN
DEFINITION                                                       WHICH DEFINED
----------                                                       -------------

Net Operating Losses ............................................  7.02
New Tenant ...................................................... 21.02
Operating Expenses ..............................................  5.01
Ordinary Equipment ..............................................  6.01
Original Tenant ................................................. 16.03
Partnership Tenant .............................................. 23.03
Payment Dates ...................................................  5.03
PCBs ............................................................ 10.02
Premises ........................................................  1.01
Project ......................................................... 19.01
Punch List Items ................................................  2.03
Qualified Alteration ............................................  8.01
Real Estate Taxes ...............................................  5.01
Related Corporation ............................................. 12.01
Rent Commencement Date ..........................................  1.01
Senior Interest Holder .......................................... 13.02
Signage Rules ................................................... 16.02
Signs ........................................................... 16.02
Stipulated Rate .................................................  4.03
Strip ........................................................... 16.03
Subordinated Mortgage ........................................... 13.01
Successor Landlord .............................................. 13.02
Superior Leases ................................................. 13.01
Superior Lessor ................................................. 13.01
Superior Mortgagee .............................................. 13.01
Superior Mortgages .............................................. 13.01
Tax Protest Request .............................................  5.03
Tax Year ........................................................  5.01
Tenant .......................................................... Introduction
Tenant Parties ..................................................  9.02
Tenant Share ....................................................  1.01
Tenant's Basic Cost ............................................. 12.02
Tenant's Estimated Operating Payment ............................  5.02
Tenant's Operating Payment ......................................  5.02
Tenant's Property ...............................................  8.02
Tenant's Share ..................................................  5.01
Tenant's Tax Payment ............................................  5.03
Term ............................................................  2.02
Termination Notice .............................................. 26.01
Third Party Approvers ........................................... 16.02
Transfer Notice ................................................. 12.02
Transferee ...................................................... 23.02
WCCT ............................................................  7.02

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE 1 -- BASIC LEASE INFORMATION AND DEFINITIONS ......................   1

    1.01.    Basic Lease Information ......................................   1

    1.02     Other Definitions ............................................   2

ARTICLE 2 -- PREMISES; TERM ...............................................   2

    2.01     Demise .......................................................   2

    2.01     Term .........................................................   3

    2.03     Delivery of Premises .........................................   3

ARTICLE 3 -- USE ..........................................................   3

    3.01     Use ..........................................................   3

    3.02     Permits ......................................................   3

ARTICLE 4 -- RENT .........................................................   3

    4.01     Gross Rent ...................................................   3

    4.02     Base Rent ....................................................   3

    4.03     Manner of Payment ............................................   4

    4.04     Occupancy Tax ................................................   5

ARTICLE 5 -- ESCALATIONS ..................................................   5

    5.03     Tenant's Tax Payment .........................................   7

    5.04     Records ......................................................   8

    5.05     Landlord's Statements ........................................   8

    5.06     Survival .....................................................   8

ARTICLE 6 -- TENANT ELECTRICITY ...........................................   8

    6.01     Tenant Electricity ...........................................   8

    6.02     Termination of Service .......................................  10

    6.03     Electric Fixtures ............................................  11


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                                                                           PAGE
                                                                           ----

ARTICLE 7 -- LANDLORD COVENANTS ...........................................  11

    7.01     Standard of Operation, Landlord Services .....................  11

    7.02     Conference Center, Auditorium and Cafeteria ..................  12

    7.03     Access .......................................................  13

    7.04     Cleaning .....................................................  13

    7.05     Service Interruption .........................................  13

ARTICLE 8 -- ALTERATIONS ..................................................  13

    8.01     Alterations ..................................................  13

    8.02     Tenant's Property ............................................  14

    8.03     Effect of Landlord's Approval ................................  14

    8.04     Survival .....................................................  14

ARTICLE 9 -- REPAIRS ......................................................  14

    9.01     Repairs by Landlord ..........................................  14

    9.02     Repairs by Tenant ............................................  15

    9.03     Changes in Facilities ........................................  15

    9.04     Landlord Access ..............................................  15

ARTICLE 10 -- COMPLIANCE WITH LAWS ........................................  15

    10.01    Compliance with Laws by Tenant ...............................  15

    10.02    Environmental ................................................  16

    10.03    Right to Contest .............................................  16

    10.04    Compliance with Laws by Landlord .............................  17

ARTICLE 11 -- RIGHT TO PERFORM TENANT COVENANTS ...........................  17

    11.01    Right to Perform Tenant Covenants ............................  17

ARTICLE 12 -- ASSIGNMENT AND SUBLETTING ...................................  17

    12.01    Assignment; Etc. .............................................  17

    12.02    Assignment and Subletting Procedures .........................  18


                                      ii


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                                                                           PAGE
                                                                           ----

    12.03    Additional Assignment and Subleasing Conditions ..............  20

ARTICLE 13 -- SUBORDINATION ...............................................  21

    13.01    Subordination ................................................  21

    13.02    Attornment ...................................................  22

    13.03    Right to Cure ................................................  22

ARTICLE 14 -- CONDITIONS OF LIMITATION ....................................  23

    14.01    Default ......................................................  23

    14.02    Intentional Default ..........................................  24

    14.03    Re-entry by Landlord .........................................  24

    14.04    Damages ......................................................  24

    14.05    Right to Injunction ..........................................  25

    14.06    Other Remedies ...............................................  25

    14.07    Certain Waivers ..............................................  25

    14.08    No Waiver ....................................................  25

    14.09    Attorneys' Fees ..............................................  25

ARTICLE 15 -- QUIET ENJOYMENT .............................................  26

    15.01    Quiet Enjoyment ..............................................  26

ARTICLE 16 -- RULES OF THE BUILDING .......................................  26

    16.01    Building Rules ...............................................  26

    16.02    Signs ........................................................  26

    16.03    Monument .....................................................  27

    16.04    Use of Building Name .........................................  27

ARTICLE 17 -- INSURANCE ...................................................  28

    17.01    Compliance with Insurance Standards ..........................  28

    17.02    Landlord Insurance ...........................................  28

    17.03    Tenant Insurance .............................................  28

                                                                           PAGE
                                                                           ----

    17.04    Waiver of Subrogation ........................................  29

    17.05    Policy Requirements ..........................................  29

ARTICLE 18 -- NONLIABILITY AND INDEMNIFICATION ............................  30

    18.01    Exculpation ..................................................  30

    18.02    Indemnity ....................................................  30

    18.03    Limitation of Landlord's Personal Liability ..................  31

ARTICLE 19 -- CONDEMNATION ................................................  31

    19.01    Condemnation .................................................  31

ARTICLE 20 -- CASUALTY ....................................................  32

    20.01    Casualty .....................................................  32

    20.02    Tenant Right to Terminate ....................................  32

    20.03    Landlord Right to Terminate ..................................  33

    20.04    Disclaimer ...................................................  33

    20.05    Tenant Default ...............................................  33

ARTICLE 21 -- SURRENDER ...................................................  33

    21.01    Surrender ....................................................  33

    21.02    Holding Over .................................................  34

ARTICLE 22 - ESTOPPEL CERTIFICATES ........................................  34

    22.01    Estoppal Certiflcates ........................................  34

ARTICLE 23 -- PARTIES BOUND ...............................................  35

    23.01    Successors and Assigns .......................................  35

    23.02    Landlord for Time Being ......................................  35

    23.03    Partnership Tenant ...........................................  35

    23.04    No Offer .....................................................  36

    23.05    Inability to Perform .........................................  36

ARTICLE 24 -- PARKING .....................................................  36


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

                                                                           PAGE
                                                                           ----

    24.01    Parking ......................................................  36

ARTICLE 25 -- MISCELLANEOUS PROVISIONS ....................................  37

    25.01    Waiver of Counterclaims and Jury Trial .......................  37

    25.02    Notices ......................................................  37

    25.03    Severability .................................................  37

    25.04    Mercer, Amendments ...........................................  37

    25.05    No Joint Venture .............................................  38

    25.06    Broker .......................................................  38

    25.07    Applicable Law ...............................................  38

    25.08    Consents and Approvals .......................................  38

    25.09    Business Hours ...............................................  38

    25.10    Exhibits .....................................................  38

    25.11    Memorandum ...................................................  38

ARTICLE 26 -- LEASE TERMINATION OPTION ....................................  39

    26.01    Lease Termination Option .....................................  39

                              AGREEMENT OF LEASE

             This AGREEMENT OF LEASE, dated as of June 30, 1995 (this "LEASE"), is entered into between WILLIS CORROON CORPORATION OF TENNESSEE, a Tennessee corporation, having an address c/o Willis Corroon Corporation, 26 Century Boulevard, Nashville, Tennessee 37214 ("LANDLORD"), as landlord, and MAGNETEK, INC., having an address at Willis Corroon Plaza, 26 Century Boulevard, Nashville, Tennessee 37214 ("TENANT"), as tenant.

                              W I T N E S S E T H:

             Landlord and Tenant agree as follows:

             ARTICLE 1 -- BASIC LEASE INFORMATION AND DEFINITIONS

             1.01. BASIC LEASE INFORMATION. The following sets forth the basic data with respect to this Lease and constitutes the definitions of such terms where used throughout this Lease. Any conflicts between this Section
1.01 and the other provisions of this Lease shall be resolved in favor of such other provisions.

DEFINED TERM              BASIC INFORMATION AND DEFINITION
------------              --------------------------------

DATE OF THIS LEASE        June 30, 1995

LANDLORD                  Willis Corroon Corporation of Tennessee, a
                          Tennessee corporation

LANDLORD'S ADDRESS        c/o Willis Corroon Corporation
FOR NOTICES               Real Estate and Facilities Planning
                          P.O. Box 305026
                          Nashville, Tennessee  37230-5026
                          Attention:  Ms. JoAnne C. Mathis

                          with a copy to:

                          Shearman & Sterling
                          153 East 53rd Street
                          New York, New York  10022
                          Attention:  Real Estate Group Notices
                                      9150/10-BJW

TENANT                    MagneTek, Inc.

TENANT'S ADDRESS          MagneTek, Inc.
FOR NOTICES               26 Century Boulevard
                          P.O. Box 290159
                          Nashville, Tennessee  37229-0159
                          Attention:  Mr. David A. Reiland

LAND                      The land more particularly described on
                          EXHIBIT "A" attached hereto.

BUILDING The building located on the Land and known as Willis Corroon Plaza, having the street address at 26 Century Boulevard, Nashville, Tennessee 37214, and all appurtenances to and improvements to the Building, including the Garage and all paved areas and driveways.

BUILDING RENTABLE AREA    Approximately 433,307 rentable square feet.

PREMISES                  The rentable area shown crosshatched on
                          EXHIBIT "B" hereto located on the fifth and sixth floors of the North Plaza and the atrium bridge area of the Building (including conference rooms 5S001, 5S003, 5S004 and 5S006 on the fifth floor bridge and conference rooms 6S001 and 6S004 on the sixth floor bridge).

PREMISES RENTABLE AREA    Approximately 60,321 rentable square feet.

TERM The period beginning on the Commencement Date and expiring on the Expiration Date.

COMMENCEMENT DATE         As defined in SECTION 2.02.

RENT COMMENCEMENT DATE    September 1, 1995

EXPIRATION DATE           August 31, 2005, unless sooner terminated in
                          accordance with the terms and conditions of this Lease.

BASE RENT                 $1,025,457.00 per annum (that is, $17.00 per
                          rentable square foot per annum, or $85,454.75 per month), subject to escalation in accordance with SECTION 4.02.

BASE OPERATING EXPENSES   Operating Expenses paid or incurred for the
                          calendar year 1996.

BASE TAXES                Real Estate Taxes payable for the Tax Year
                          commencing January 1, 1996 and ending
                          December 31, 1996.

TENANT'S SHARE            14%, determined as set forth in SECTION 5.01
                          hereof.

BROKER                    Cushman & Wakefield of Georgia, Inc., representing
                          Landlord.

             1.02 OTHER DEFINITIONS. Set forth immediately preceding the table of contents to this Lease, is an index of certain defined terms used in this Lease. Such terms shall have the respective meanings specified in the sections of this Lease set forth after such terms; PROVIDED, HOWEVER, that the failure to list on said index any term used in this Lease shall not affect in any way the use of a defined term in this Lease.

                          ARTICLE 2 -- PREMISES; TERM

             2.01 DEMISE. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, subject to the covenants and agreements contained in this Lease, the Premises. Landlord and Tenant agree that (a) the rentable area of the Premises equals the Premises Rentable Area and (b) the total rentable area of the Building equals the Building Rentable Area. Tenant shall have, as an appurtenance to the Premises, the nonexclusive right to use, and permit its invitees to use, in common with others, the common areas of the Land and the Building (including access driveways and walkways, the Garage and the Building lobby), and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby on such floor (collectively, the "COMMON AREAS"), but such rights shall always be subject to the rights of Landlord pursuant to SECTION 9.03 and to the Building Rules.

             2.02 TERM. The term of this Lease (the "TERM") shall commence on July 1, 1995 (the "COMMENCEMENT DATE"), and subject to ARTICLE 26 hereof, shall end, unless sooner terminated as herein provided, on August 31, 2005 (the "EXPIRATION DATE").

             2.03 DELIVERY OF PREMISES. Tenant presently is in occupancy of the Premises and is familiar with the condition of every part thereof. Tenant agrees that, except as expressly provided herein, (a) it enters into this Lease without any representations, warranties or promises by Landlord, its agents, representatives, employees. servants or any other person in respect of the Building or the Premises, (b) no rights. easements or licenses are acquired by Tenant by implication or otherwise and (c) Tenant will accept the Premises on the Commencement Date "AS IS" in the condition existing on such date, and such acceptance by Tenant shall be deemed to be a representation by Tenant that the Premises are in the condition agreed to by Landlord and Tenant for commencement of the Term hereof. Landlord shall have no obligation to do any work in order to make the Premises suitable and ready for occupancy and use by Tenant, such work (if any) to be performed by Tenant subject to compliance with the terms and conditions of this Lease.

                               ARTICLE 3 -- USE

             3.01 USE. The Premises shall be used and occupied by Tenant (and its permitted assignees and subtenants) solely as general, administrative and executive offices (including such ancillary uses in connection therewith as shall be reasonably required and as are consistent with other first-class office buildings located in Nashville, Tennessee ("FIRST-CLASS OFFICE BUILDINGS")) and for no other purpose (including in such prohibition the purposes prohibited under the Building Rules). The Premises shall not be used for any purpose which is inconsistent with the first-class character of the Building, creates excessive elevator use, exceeds the floor loads for which the Building was designed, materially impairs or interferes with any of the Building operations or the proper and economic operation of the Building Systems or the proper and economic cleaning or other servicing of the Building (other than to a de minimis extent), interferes with the use of the other areas of the Building by any other tenants or occupants, or impairs the appearance of the Building.

             3.02 PERMITS. Tenant shall, at its sole cost and expense, obtain and maintain all governmental licenses or permits required for the proper and lawful conduct of any permitted Alterations and for the conduct of Tenant's business in the Premises and shall submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. In no event shall Tenant's failure to procure or maintain such license or permit relieve Tenant from its obligations under this Lease.

                               ARTICLE 4 -- RENT

             4.01 GROSS RENT. The "GROSS RENT" shall consist of (a) Base Rent as defined and adjusted pursuant to SECTION 4.02 and (b) additional rent ("ADDITIONAL RENT") consisting of all other sums of money that shall become due from and payable by Tenant to Landlord hereunder.

             4.02 BASE RENT. (a) As used herein, "BASE RENT" means the amount set forth in Section 1.01, as such amount shall be increased as of September 1, 1996 and on each anniversary thereof during the term of this Lease (a "CPI ADJUSTMENT DATE"), by an amount equal to fifty percent (50%) of the product of (i) the Base Rent in effect on the CPI Adjustment Date (i.e., the Base Rent as previously adjusted pursuant to this SECTION 4.02) and (ii) a fraction (A) the numerator of which is the difference (but never less than zero) between the Index (as hereinafter defined) for the month immediately preceding the month in which the CPI Adjustment Date occurs and the Index for the month immediately preceding the month in which the Commencement Date occurs and (B) the denominator of which shall be the Index for the month immediately preceding the month in which the Commencement Date occurs; PROVIDED, HOWEVER, that for purposes of determining Base Rent in any September through August period, Base Rent for the period commencing September 1, 1996 shall not exceed 102.5% of Base Rent for the previous 12 month period, and the maximum Base Rent for any subsequent September through August fiscal period shall not exceed 102.5% of the maximum Base Rent for the immediately preceding September through August fiscal period. Notwithstanding the foregoing, in no event shall the Base Rent (as previously adjusted pursuant to this SECTION 4.02) be decreased at any time based upon the operation of the foregoing adjustment provisions. For purposes of this Lease, "INDEX" shall mean the "All-Items" consumer price index for All Urban Consumers (CPI-U) in the Nashville, Tennessee metropolitan area, determined by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100), or if such index is discontinued, the most comparable index (reflecting changes in costs of housing, energy and services) published by any other Federal, New York State or New York City governmental authority.

             (b) Tenant shall pay Base Rent in twelve (12) equal monthly installments in advance on the first day of each calendar month during the Term commencing on the Rent Commencement Date (appropriately prorated in the case of the first installment if the Rent Commencement Date is not the first day of the month) and on the first day of each calendar month thereafter.

             4.03 MANNER OF PAYMENT. (a) Tenant shall pay the Base Rent and Additional Rent by unendorsed check, subject to collection, payable to Landlord at the address set forth in Section 1.01 as Landlord's Address for Notices, or at such other place as Landlord shall designate by notice to Tenant. At the request of Landlord, Tenant shall make all future payments of Base Rent and/or Additional Rent by wire transfer of immediately available federal funds to the account of Landlord at the office of the bank set forth in the request to Tenant.

             (b) Tenant covenants to pay all Gross Rent as the same shall become due and payable under this Lease at the times and in the manner provided herein without notice or demand and without set off, abatement, deduction or counterclaim, except as expressly provided in this Lease. Landlord shall have the same rights for default in the payment of Additional Rent as for default in the payment of Base Rent hereunder. If Tenant shall fail to pay any installment of Base Rent or Additional Rent for five (5) Business Days after the date such amounts are due, (i) Tenant shall pay interest thereon from the date when such amount became due and payable to the date of Landlord's receipt thereof at a rate per annum (the "STIPULATED RATE") equal to the lesser of (A) two percentage points (2%) above the rate from time to time announced by Citibank, N.A. as its "base rate" to be in effect at its principal office in New York, New York or (B) the maximum rate permitted by applicable law; provided that if Tenant shall fail to pay any installment of Base Rent or Additional Rent when due two (2) times during any period of twelve (12) consecutive months during the Term, then, thereafter, if Tenant shall fail to pay any installment of Base Rent or Additional Rent when due, Tenant shall pay interest thereon from the date when such Base Rent or Additional Rent became due and payable to the date of Landlord's receipt thereof at the Stipulated Rate; and (ii) Tenant shall pay to Landlord a late charge equal to six percent (6%) of the amount that is then overdue to compensate Landlord for the administrative expenses incurred.

             (c) No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Base Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or to pursue any other remedy in this Lease or at law provided.

             4.04 OCCUPANCY TAX. Tenant shall pay to Landlord upon demand any occupancy tax or tax in lieu thereof related to Tenant's occupancy of the Premises if the same shall become payable by Landlord in the first instance or is at any time required to be paid by Landlord.

                           ARTICLE 5 -- ESCALATIONS

             5.01    DEFINITIONS.  As used in this Lease:

             (a) "LANDLORD'S STATEMENT" means a statement furnished by Landlord to Tenant containing a computation of any Additional Rent due pursuant to the provisions of this Article.

             (b) "CERTAIN EXPENSES" means, without duplication, all costs and expenses (and taxes thereon, if any) paid or incurred by or on behalf of Landlord with respect to the ownership, operation, cleaning, repair, safety, management, administration, security and maintenance of the Land and the Building or with respect to the provision of services to tenants (all of the foregoing. collectively, being "BUILDING SERVICES"), including and excluding the items described on EXHIBIT "E" hereto. If during all or part of any calendar year, Landlord shall not incur any particular Operating Expense or furnish any particular item of Building Services (the cost of which would otherwise constitute an Operating Expense) due to the fact that (i) any portion of the Building is not occupied or leased, (ii) an item of Building Services is not required or desired by the tenant of any portion of the Building, (iii) any tenant of the Building is itself obtaining and providing a particular item of Building Services or is itself incurring the expense that would constitute an Operating Expense, or (iv) for any similar reason, then, for the purposes of computing Operating Expenses, the cost of Operating Expenses for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such items of Building Services or incurred such Operating Expenses and the Building had been 100% leased and occupied.

             (c) "REAL ESTATE TAXES" means all real estate, ad valorem and personal properly taxes, assessments (special or otherwise), sewer and water rents, rates and charges, transit taxes or fees, county taxes and any other governmental levies, impositions or charges of any nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may, be or become payable by Landlord with respect to, or be assessed, levied or imposed upon, all or any part of the Building (excluding all personal property of tenants). If due to a future change in the method of taxation any franchise, income (other than an income tax which is applicable to other parties in addition to owners of real property), gross receipts, profit or other tax shall be levied against Landlord in substitution in whole or in part for, or in lieu of, or in lieu of an increase in, or in addition to (but only to the extent the same are levied only against owners of interests in real property), any tax which would otherwise constitute a Real Estate Tax, or a tax or excise shall be imposed upon or measured by rents, such franchise, income, profit or other tax, or tax or excise imposed upon or measured by rents, shall be deemed to be a Real Estate Tax for the purposes hereof. If any assessment is due and payable over time, Landlord shall elect to pay the same in installments over the longest period permitted by law without incurring a penalty, and each such installment and the interest thereon, if applicable, shall be deemed to be a Real Estate Tax for the purposes hereof.

             (d) "TAX YEAR" means each period of twelve (12) months commencing on January 1st of each year, or such other period of twelve (12) months as hereafter may be adopted as the fiscal year for real estate tax purposes in the County of Davidson, Tennessee, that includes any part of the Term, with appropriate adjustment in the event of any change in such fiscal year.

             (e) "TENANT'S SHARE" means, for any period, and for purposes of Section 1.01 has been calculated based upon, a fraction whose numerator is the number of square feet of rentable area in the Premises and whose denominator is the number of square feet of rentable area of the Building.

             5.02 TENANT'S OPERATING PAYMENT. (a) If the Operating Expenses for any calendar year during the Term shall exceed Base Operating Expenses, Tenant shall pay as Additional Rent a sum ("TENANT'S OPERATING PAYMENT") equal to Tenant's Share of such excess; PROVIDED, HOWEVER, that for purposes of determining Operating Expenses in any year and Tenant's Operating Payment as a result thereof, the Operating Expenses for the 1997 calendar year shall not exceed 105% of Base Operating Expenses, and the maximum Operating Expenses for any subsequent calendar year shall not exceed 105% of the maximum Operating Expenses for the immediately preceding year. If the Commencement Date or Expiration Date shall occur on a date other than January 1 or December 31, respectively, Tenant's Operating Payment shall be appropriately prorated for such years.

             (b) Prior to the beginning of each calendar year during the Term (other than for the calendar year 1996). Landlord shall present to Tenant an estimate in reasonable detail of (i) Operating Expenses for such calendar year and (ii) Tenant's Operating Payment for such calendar year ("TENANT'S ESTIMATED OPERATING PAYMENT"), which estimate shall be based on actual expenses for the prior calendar year and reasonably anticipated changes therein for the current calendar year. Tenant shall pay Tenant's Estimated Operating Payment for each calendar year in twelve (12) equal monthly installments in advance commencing on January 1. 1997 and on the first day of each calendar month thereafter. Tenant's Estimated Operating Payment for any calendar year, and Tenant's monthly installments may be adjusted from time to time during such calendar year, by notice from Landlord to Tenant. Within fifteen (15) Business Days after Tenant's Estimated Operating is adjusted, Tenant shall pay to Landlord an amount equal to the product of (A) the increase in the monthly installment of Tenant's Estimated Operating Payment and (B) the number of months that have elapsed in such calendar year prior to the adjustment of Tenant's Estimated Operating Payment. In the event that Tenant's Estimated Operating Payment with respect to any calendar year during the Term shall not have been established in accordance with this SUBSECTION (B) prior to the beginning of the applicable calendar year, then Tenant's Estimated Operating Payment for such year shall be deemed to be equal to the most recent Tenant's Estimated Operating Payment for the immediately preceding calendar year. Until such time as Landlord shall have delivered to Tenant Landlord's Statement for calendar year 1996, Tenant's Estimated Operating Payment for calendar year 1997 shall be based upon Landlord's reasonable estimate of (i) Operating Expenses for calendar year 1996 and (ii) Operating Expenses for calendar year 1997. After delivery of Landlord's Statement, Tenant's Estimated Operating Payment shall be adjusted to reflect actual expenses for calendar year 1996. If Tenant's Estimated Operating Payment prior to the adjustment thereof to reflect actual expenses for calendar year 1996 exceeds Tenant's Estimated Operating Payment, as so adjusted. Landlord shall credit such excess against the next due installment(s) of Base Rent and Additional Rent. If Tenant's Estimated Operating Payment prior to the adjustment thereof to reflect actual expenses for calendar year 1996 is less than Tenant's Estimated Operating Payment, as so adjusted.

Tenant shall pay to Landlord, within fifteen (15) Business Days of demand therefor, an amount equal to such difference.

             (c) As soon as reasonably practicable after the end of each calendar year during any part of the Term, Landlord shall deliver to Tenant a Landlord's Statement showing the Operating Expenses for such calendar year, computed on an accrual basis and comparing Tenant's Estimated Operating Payment with Tenant's Operating Payment. If Tenant's Estimated Operating Payment exceeds Tenant's Operating Payment for such calendar year, Landlord shall credit the amount of such excess against the installment(s) of Base Rent and Additional Rent next due or, if neither Base Rent nor Additional Rent is to thereafter become due, Landlord shall pay Tenant within fifteen
(15) Business Days after the rendering of such statement the amount of such excess. If Tenant's Operating Payment exceeds Tenant's Estimated Operating Payment for such calendar year, Tenant shall pay to Landlord, within fifteen
(15) Business Days of receipt of the statement, an amount equal to such difference.

             5.03 TENANT'S TAX PAYMENT. (a) If Real Estate Taxes payable during any Tax Year shall exceed Base Taxes, Tenant shall pay as Additional Rent for such Tax Year a sum ("TENANT'S TAX PAYMENT") equal to Tenant's Share of such excess. If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, Tenant's Tax Payment shall be appropriately prorated.

             (b) When Real Estate Taxes payable during a Tax Year have been determined, Landlord shall deliver to Tenant a Landlord's Statement, accompanied by copies of the relevant tax bills, setting forth Tenant's Tax Payment for such Tax Year and the dates on which Landlord is obligated under law to pay the Real Estate Taxes in respect of such Tax Year (the "PAYMENT DATES"), with the percentage of the Real Estate Taxes payable on each Payment Date. Subject to the next succeeding sentence, Tenant shall pay to Landlord fifteen (15) days before each Payment Date the same percentage of Tenant's Tax Payment payable in such Tax Year as the percentage of Real Estate Taxes for such Tax Year payable by Landlord on such Payment Date. In no event shall Tenant be obligated to make any payment of Tenant's Tax Payment sooner than ten (10) days after receipt by Tenant of the relevant Landlord's Statement.

             (c) If there shall be any increase or decrease in or refund of Real Estate Taxes paid or payable during any Tax Year, whether during or after such Tax Year, Landlord shall furnish to Tenant a revised Landlord's Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted. The amount of any overpayment by Tenant reflected in such Landlord's Statement shall be credited against succeeding installments of Base Rent and Additional Rent next due or, if neither Base Rent nor Additional Rent is to thereafter become due, Landlord shall pay Tenant within fifteen (15) Business Days after the rendering of such statement the amount of such overpayment. The amount of any underpayment reflected in such Landlord's Statement shall be paid by Tenant within thirty (30) days after receipt of such Landlord's Statement.

             (d) For purposes of this Lease, the amount of any decrease in or refund of Real Estate Taxes paid or payable during any Tax Year shall be reduced by the sum (without duplication of such amount having previously been billed and paid for by Tenant) of (i) all costs and expenses, including counsel fees, incurred by Landlord in connection with such decrease (including, without limitation, costs and expenses related to any application or proceeding brought by or on behalf of Landlord) and (ii) all such costs and expenses incurred by Landlord in connection with efforts to reduce Real Estate Taxes for any other Tax Years (whether or not any reduction was actually obtained) not theretofore recovered through tax refunds for such other Tax Years or otherwise. Nothing herein contained shall obligate Landlord to bring any application or proceeding seeking a reduction in Real Estate Taxes or assessed valuation. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the fullest extent permitted by applicable law, any right Tenant may now or in the future have to protest or contest any Real Estate Taxes or to bring any application or proceeding seeking a reduction in Real Estate Taxes or assessed valuation or otherwise challenging the determination thereof; PROVIDED, HOWEVER, that if Tenant, together with every other tenant in the Building that is leasing at least 20,000 rentable square feet of space in the Building shall submit a request (the "TAX PROTEST REQUEST") to Landlord to protest or contest any Real Estate Taxes, which Tax Protest Request shall provide that the tenants making the Tax Protest Request have agreed to pay all costs and expenses of a nature described in clause (i) above in connection with such protest or contest then, provided that (A) such Tax Protest Request is submitted no later than thirty (30) days after the date of delivery of the applicable Landlord's Statement described in SECTION 5.03(B) above and in any event prior to the date that is fifteen (15) days prior to the last date that such protest or contest may be filed, and (B) Landlord shall not state in writing, within fifteen (15) days after receipt of the Tax Protest Request, that Landlord refuses to engage in such protest or contest for valid business reasons, Landlord shall protest or contest the applicable Real Estate Taxes, and Tenant shall pay to Landlord the costs and expenses described in CLAUSE (I) above in connection with such protest or contest within fifteen (15) Business Days after demand by Landlord (with the right of reimbursement against the other tenants that signed the Tax Protest Request to the extent set forth in said Tax Protest Request) and Tenant shall be bound by the results of such protest or contest.

             5.04 RECORDS. Landlord shall maintain in an orderly manner all of its records pertaining to Tenant's Operating Payment and Tenant's Tax Payment for a period of three (3) years after the completion of each calendar year, or Tax Year, as the case may be. Upon reasonable prior written request from Tenant, such records shall be available to Tenant or its representatives for purposes of review during Landlord's regular business hours at the offices of Landlord. In connection with any examination by Tenant of Landlord's records. Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person and to confirm and, if requested, cause its employees, accountants and agents to confirm such agreement in a separate written agreement if requested by Landlord.

             5.05 LANDLORD'S STATEMENTS. Landlord's failure to render a Landlord's Statement as provided in this ARTICLE 5 shall not prejudice Landlord's right to thereafter render such a statement with respect to such calendar year or Tax Year or any calendar year or Tax Year thereafter. Each Landlord's Statement so delivered shall be conclusive and binding upon Tenant unless Tenant notifies Landlord within ninety (90) days after receipt thereof that it disputes the correctness of such Landlord's Statement. specifying to the extent then practical the particular respects in which the same is claimed to be incorrect. Notwithstanding any such dispute, Tenant shall pay Additional Rent in accordance with such Landlord's Statement, without prejudice to Tenant's position.

             5.06 SURVIVAL. The obligations of Landlord and Tenant under this ARTICLE 5 shall survive the expiration or sooner termination of this Lease.

                        ARTICLE 6 -- TENANT ELECTRICITY

             6.01 TENANT ELECTRICITY. (a) Subject to the provisions of this Article, Landlord shall furnish to Tenant electric energy on a "rent inclusion" basis through feeders, risers, wiring and other electrical facilities presently installed in the Building for Tenant's reasonable use of normal office equipment such as typewriters, lamps, personal computers and other low energy-consuming office machines and equipment ("ORDINARY EQUIPMENT"); provided that the amount of electrical energy being furnished on a "rent inclusion" basis shall not exceed the Electric Allowance (as defined below).

             (b) Landlord may install a submeter or submeters in the Premises to monitor separately Tenant's connected load for electric energy in the Premises. Landlord may, in the alternative, at Landlord's option, from time to time cause an electrical engineer or utility consultant selected by Landlord to make a survey of the electric lighting and power load to determine the connected load in the Premises. Such determinations shall take into account, among other things, any special electrical requirements of Tenant and use by Tenant of electrical energy at times other than during ordinary business hours (as hereinafter defined). The findings of the engineer or consultant shall be binding upon the parties, subject to adjustment as provided in SECTION 6.01(C) below.

             (c) In the event Tenant shall dispute any findings under this Article of the engineer or consultant designated by Landlord, Tenant may, within thirty (30) days of receiving notice of such findings, designate by notice to Landlord an independent electrical engineer or utility consultant to make, at Tenant's sole cost and expense, another determination of the connected load. If the electrical engineer or utility consultant selected by Tenant shall determine that such connected load is less than as determined by Landlord's engineer or consultant and the two are unable to adjust such difference within twenty (20) days after the determination made by Tenant's engineer or consultant is delivered to Landlord, Landlord and Tenant shall meet to resolve such dispute. Pending a final determination pursuant to such arbitration, however, Tenant shall pay to Landlord for any Excess Kilowatt Hours (as defined below) based on the determination of Landlord's engineer or consultants; and, if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the arbitrator to be appointed shall be an electrical engineer having at least five (5) years experience in similar matters in Nashville, Tennessee. If Tenant shall not dispute the findings as provided in this SECTION 6.01, the determination by Landlord's engineer or consultants shall be deemed final and conclusive.

             (d) The cost of the installation of submeter(s) or the making of the survey shall be borne by Landlord, unless it is determined that there are Excess Kilowatt Hours at the Premises, in which event Tenant shall pay the reasonable cost thereof within fifteen (15) Business Days after demand by Landlord.

             (e) After installation of submeter(s) or the making of such survey as set forth in this SECTION 6.01, Tenant shall pay Landlord for the cost of the Excess Kilowatt Hours, if any, in the Premises during each calendar month. The cost of the Excess Kilowatt Hours shall be computed by multiplying the Excess Kilowatt Hours in the Premises during such calendar month by the average cost per kilowatt hour for all electricity purchased by Landlord for use within the Building during such period. Landlord shall furnish bills once a month to Tenant in respect of the Excess Kilowatt Hours, if any, in the Premises. Such bills shall set forth Landlord's average cost per kilowatt hour for the calendar month to which such bill relates and the number of Excess Kilowatt Hours during said calendar month and shall be payable to Landlord as Additional Rent within fifteen (15) Business Days of receipt by Tenant thereof. There shall be no separate charge to Tenant for connected load in the Premises of electrical energy up to the Allotted Kilowatt Hours (as defined below) in each calendar month, and such allowance shall be referred to as the "ELECTRICAL ALLOWANCE". "ALLOTTED KILOWATT HOURS" for the Premises demised by this Lease for any calendar month shall mean a number of kilowatt hours necessary to operate for Ordinary Equipment during ordinary business hours (i.e., 45 hours per week) with Landlord providing an average connected load of 4-1/2 watts of electricity for all purposes per Rentable Square Foot; and "EXCESS KILOWATT HOURS" for the Premises for any calendar month shall mean the excess of the total number of kilowatt hours of electric power in the Premises during such calendar month over the Allotted Kilowatt Hours for the Premises for such calendar month.

             (f) Tenant's use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installations therein as properly allocable to the Premises based on rentable square foot area of the Premises and at no time shall Tenant's electrical demand load in the Premises exceed that for which the Premises have been designed. Without the prior consent of Landlord, Tenant shall not perform or permit any Alteration (as defined in SECTION 8.01) to wiring installations or other electrical facilities in or serving the Premises or make any additions to the electrical fixtures, business machines or electrical office equipment or appliances in the Premises (other than Ordinary Equipment). Upon Landlord's consent to expand the electrical capacity of the Premises, which consent shall not be unreasonably withheld if, in Landlord's judgment, the same will not (i) create a hazardous condition, (ii) entail excessive repairs or expense to Landlord, (iii) interfere with or disturb other tenants other than to a DE MINIMIS extent, (iv) preclude other tenants from proportionately expanding their electrical capacity or (v) violate any Legal Requirement or the provisions of any insurance policy with respect to the Premises or the Building, Landlord shall provide and install additional risers required to supply Tenant's electrical requirements and all other equipment necessary in connection therewith and the cost thereof shall be paid by Tenant within fifteen (15) Business Days after being billed therefor. Landlord may require Tenant to furnish to Landlord such security as Landlord shall reasonably deem necessary to assure payment for any such work prior to Landlord commencing the same.

             (g) Landlord shall have no liability to Tenant for any loss, damage or expense sustained or incurred by reason of any change, failure, inadequacy, unsuitability or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, and then only after actual notice of such failure, inadequacy or defect. In such event, Tenant, and those claiming by or through Tenant, waive, to the fullest extent permitted by applicable law, any consequential damages resulting therefrom. Tenant shall be responsible for any repair, maintenance or replacement of any electrical panel board and all wires and wiring located within and serving the Premises, all at Tenant's expense; PROVIDED, that Landlord shall perform any repairs to such panelboard or wiring to the extent same may, in Landlord's reasonable judgment, impact upon Building electrical systems. Tenant shall pay Landlord's reasonable charges for such repairs within fifteen (15) Business Days after demand by Landlord.

             6.02 TERMINATION OF SERVICE. (a) Landlord reserves the right to terminate the furnishing of electrical energy at any time, upon thirty (30) days' prior notice to Tenant; PROVIDED, HOWEVER, that (i) such termination date shall be extended, to the extent not prohibited by the public utility or other supplier of the same, for such period of time as shall reasonably be necessary for Tenant to make arrangements for and obtain electric service directly from the public utility company serving the Building, and (ii) Landlord shall not terminate the furnishing of electrical energy to Tenant unless Landlord terminates the furnishing of electrical energy to all other tenants in the Building (excluding Willis Corroon Corporation of Tennessee and its affiliates). If Landlord shall discontinue furnishing electrical energy, (A) Tenant shall arrange to obtain same directly from the public utility company furnishing electrical energy to the Building, (B) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Tenant, to the extent available, suitable and safe, (C) from and after the effective date of such discontinuance. Landlord shall not be obligated to furnish electrical energy to Tenant, (D) this Lease shall otherwise remain in full force and effect and such discontinuance shall be without liability of Landlord to Tenant therefor and (E) if Landlord shall discontinue furnishing electrical energy as a result of any (1) requirement by the public utility or other entity supplying the same, (2) Legal Requirement or (3) Insurance Requirement. Landlord shall, at Tenant's expense, install and maintain at locations in the Building selected by Landlord any necessary electrical metering equipment, panel boards, feeders, risers, wiring and other conductors and equipment to enable Tenant to obtain electrical energy directly from the public utility supplying the same.

             (b) Landlord reserves the right to elect that electricity be furnished (i) by Landlord on a submetering basis or (ii) by the public utility on a direct metering basis. In the event that Landlord elects CLAUSE
(I), then Landlord shall, at Landlord's expense, install and maintain at locations in the Building selected by Landlord any necessary electrical metering equipment, panel boards, feeders, risers, wiring and other conductors and equipment to enable Tenant to measure Tenant's connected load for electrical energy. In the event that Landlord elects CLAUSE (II), then the provisions of SECTION 6.02(A) shall apply except that, so long as Landlord shall not be required to make such election by any entity or requirement described in SECTION 6.02(A)(E)(1), (2) OR (3), Landlord shall have the obligation under SECTION 6.02(A)(E) to make the installation and perform the maintenance of the matters and items described therein, at Landlord's expense without inclusion of such expense in Operating Expenses.

             (c) In the event Landlord elects to terminate the furnishing of electrical energy in accordance with this Section 6.02, the annual Base Rent shall be reduced by the annual value of the Electrical Allowance and there shall be excluded from Base Operating Expenses and Operating Expenses the cost of electricity furnished to tenants (including Tenant) as reasonably determined by Landlord.

             6.03 ELECTRIC FIXTURES. Landlord or its designee shall furnish and install all replacement lighting, tubes, lamps, starters, bulbs and ballasts required in the Premises and Tenant shall pay to Landlord or its designee within thirty (30) days after demand therefor the then established reasonable charges therefor.

                        ARTICLE 7 -- LANDLORD COVENANTS

             7.01 STANDARD OF OPERATION, LANDLORD SERVICES. Landlord shall operate and maintain the Building in a manner consistent with the standards of other First-Class Office Buildings, and, subject to curtailment as required by Legal Requirements, shall furnish to Tenant commencing on the date Tenant occupies the Premises for the conduct of its business with the following services ("LANDLORD SERVICES"):

             (a) reasonably adequate supplies of (i) cold domestic water and (ii) hot water to the core lavatories on the floors on which the Premises are located, in either case, for ordinary lavatory, cleaning and drinking use;

             (b) heat, ventilation and air conditioning on Business Days (as defined in SECTION 25.09) during Business Hours (as defined in
        SECTION 25.09) as may be required for comfortable occupancy of the Premises in accordance with the specifications set forth in EXHIBIT "D" attached hereto; and upon written request by Tenant received by Landlord prior to 12:00 noon on the Business Day for which such service is requested (or if such service is requested for a day other than a Business Day then prior to 3:00 P.M. on the Business Day immediately preceding the day for which such service is requested), Landlord shall furnish air conditioning and heating at times other than the times specified above, in which event Tenant shall pay to Landlord Landlord's then established reasonable charge for furnishing such over-time services within fifteen (15) Business Days after demand therefor;

             (c) cleaning service for the Premises (except any portion thereof used for preparing and dispensing of food or beverages (other than pantries), including, without limitation, flues and related equipment, or as computer areas) in accordance with the specifications previously delivered to Tenant or such commercially reasonable cleaning specifications as Landlord may adopt for general application to tenants of the Building;

             (d) (i) nonexclusive passenger elevator service to the Premises on a 24-hour, 365/366-day year basis, (ii) freight elevator service to the Premises and access to the Building's loading dock(s), in each case on a reservation basis upon at least 48 hours prior notice, subject to availability, PROVIDED, HOWEVER, that (A) use during Business Hours shall be subject to cancellation based upon Landlord's needs for the maintenance, use, operation or repair of the Building, and (B) Tenant shall pay to Landlord then established reasonable charge (based upon Landlord's actual out-of-pocket cost therefor) for supplying such freight elevator and loading dock service within fifteen (15) Business Days after demand therefor; and

             (e) in the event that Landlord shall provide a Building directory in the lobby of the building, Landlord shall provide to Tenant listings proportionate to the size of the Premises.

             7.02 CONFERENCE CENTER, AUDITORIUM AND CAFETERIA. (a) Subject to Section 7.02(b) hereof, Tenant shall have non-exclusive use of:

             (i) the Conference Center located on the colonnade level of the Building (the "CONFERENCE CENTER") and the Auditorium located on the level below the colonnade level of the Building (the "Auditorium", the Conference Center and the Auditorium, each a "FACILITY"); PROVIDED, HOWEVER, that (A) Tenant's use and access to each Facility shall be subject to the Building Rules (including PART III of EXHIBIT "C" hereto), and (B) Tenant shall pay to Landlord within fifteen (15) Business Days after Landlord's demand therefor Landlord's then established charge for the use of such Facility (which charge Landlord agrees shall be the amount Landlord charges to clients of Landlord for such use); and

             (ii) a food service facility, which presently is a cafeteria located on the colonnade level of the Building, but in the future may be a larger or smaller facility, the scope, size and service to be determined solely in the judgment and discretion of Landlord so long as the same does not merely consist of vending machines (the "FOOD FACILITY"); PROVIDED, HOWEVER, that (A) Tenant and Tenant's employees shall be charged the then current prices for food and beverages in the Food Facility, which prices shall not exceed the prices charged to other patrons of the Food Facility (including Landlord and Landlord's employees) and (B) Tenant shall pay to Landlord Tenant's Share of Landlord's net operating losses ("NET OPERATING LOSSES") for the operation of the Food Facility provided that Tenant's Share of Net Operating Losses shall not exceed $5,000 per year (as the same may be adjusted by changes in the Index (as defined and in the manner described in SECTION 4.02 hereof)). Contemporaneously with Landlord's delivery of Landlord's Statement pursuant to SECTION 5.02(C) hereof, Landlord shall deliver to Tenant a reasonably detailed statement of Landlord's Net Operating Losses for the previous calendar year and Tenant shall pay to Landlord Tenant's Share of the Net Operating Losses (subject to the cap described above) within fifteen (15) Business Days of receipt thereof.

                     (b) Notwithstanding anything to the contrary set forth in SECTION 7.02(A) hereof, (i) Landlord shall have the right to terminate Tenant's rights under SECTION 7.02(A) with respect to any or both Facilities (it being agreed that this SECTION 7.02(B)(I) shall not apply to the Food Facility but SECTION 7.02(B)(II) shall apply to the Food Facility) at any time, in its sole judgment and discretion, and (ii) in the event of a sale or transfer by WCCT of the Land or the Building or of its interest as Landlord under this Lease, and in connection therewith WCCT (or its affiliate or any other person) (any of the foregoing being a "FOOD FACILITY PROVIDER") shall retain a leasehold interest in all or any portion of the Building, including the Food Facility, then at the election of the new Landlord and provided that the Food Facility Provider shall agree to make available a Food Facility upon the same terms as set forth in SECTION 7.02(A)(II) hereof, Landlord's obligation under SECTION 7.02(A)(II) shall be terminated and Tenant, at the request of Landlord, shall execute an agreement confirming such termination.

             7.03 ACCESS. Subject to the terms and conditions of this Lease and to security measures with withheld by Landlord on a Building-wide base, Landlord shall provide Tenant with reasonable access to the Premises on a 24-hour, 365/366-day year basis.

             7.04 CLEANING. (a) Landlord's cleaning contractor and its employees shall have access to the Premises, and the use of Tenant's light, power and water therein, at all times, except that such access shall not be made in a manner which would unreasonably interfere with the operation of Tenant's business.

             (b) Landlord shall have the right to cause any area in the Premises used for the storage, preparation, service or consumption of food or beverages (including pantries to be exterminated for vermin by a reputable extermination contractor selected by Landlord with such frequency as shall be reasonably satisfactory to Landlord and Tenant shall pay the cost thereof (which cost shall be commercially reasonable) to Landlord within fifteen (15) Business Days after demand. Tenant shall pay to Landlord within fifteen (15) Business Days after demand Landlord's then reasonably established charges for
(i) cleaning work in the Premises or the Building required because of (A) misuse or neglect or use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, or (B) increases in frequency or scope in any of the items of cleaning service requested by Tenant; and (ii) cleaning work in the Premises or the Building occasioned by after hours use of the Premises on other than an occasional basis.

             7.05 SERVICE INTERRUPTION. Subject to SECTION 18.01(B) hereof, Landlord shall not be liable for damages to either person or property nor shall Landlord be deemed to have evicted Tenant nor shall there be any abatement of Gross Rent nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (a) failure by Landlord to furnish Landlord Services, (b) breakdown of equipment or machinery utilized in supplying any Landlord Services or (c) cessation of any Building Service due to causes or circumstances beyond the boundaries of the Land. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Building to provide restoration of any Building Service and, where the cessation or interruption of such Building Service has occurred due to circumstances or conditions beyond the Land boundaries, to cause the same to be restored by diligent application or request to the provider.

                           ARTICLE 8 -- ALTERATIONS

             8.01 ALTERATIONS. (a) Tenant shall not (i) make or allow to be made any (A) alterations in connection with Tenant's initial occupancy of the Premises or (B) any other alterations or physical additions, including, without limitation, fixtures, to the Premises other than normal painting, carpeting, wallcoverings and office decorations or (ii) place safes, vaults, filing systems, libraries or other heavy furniture or equipment within the Premises, without in each such case first obtaining the consent of Landlord (any action described in CLAUSE (I) OR (II) being herein referred to as an "ALTERATION").

             (b) Landlord's consent shall not be unreasonably withheld in the case of an Alteration (a "QUALIFIED ALTERATION") which (i) is not structural in nature and has no effect on the Building's structure, curtain wall or systems, including, without limitation, the mechanical, electrical, plumbing, HVAC, fire safety, fire protection or elevator systems of the Building (collectively, "BUILDINGS SYSTEMS"); (ii) is not visible from the exterior of the Premises; (iii) does not result in a violation of, or require a change in, any certificate of occupancy for the Building; (iv) does not affect any area of the Building outside of the Premises; and (v) does not, in Landlord's reasonable judgment, affect the value, utility or efficiency of the Building. Landlord shall be entitled to retain independent consultants to review the plans and specifications for and the progress of construction of any proposed Alteration and to reimbursement from Tenant, within fifteen
(15) Business Days after request therefor, for all of the reasonable fees of such consultants and other out-of-pocket costs incurred by Landlord in connection with such proposed Alteration. In performing Alterations or any other repairs or work with respect to the Premises, Tenant shall be bound by and observe all the terms hereof and all of the Building Rules therefor (including the rules and conditions set forth in PART IV to the Building Rules attached hereto as EXHIBIT "C").

             (c) Tenant shall indemnity and hold harmless Landlord from and against all costs (including, without limitation, reasonable attorneys' fees and disbursements), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics' or materialmen's liens asserted in connection with such Alteration.

             8.02 TENANT'S PROPERTY. All Alterations shall be and remain part of the Premises and be deemed property of Landlord except such Alterations as are installed at the expense of Tenant and which may be removed without material damage to the Premises (collectively, "TENANT'S PROPERTY"). Notwithstanding anything to the contrary set forth herein, all work stations, demountable walls and other property delivered to Tenant with the Premises shall remain the property of Landlord and may not be removed by Tenant. Tenant may remove Tenant's Property from the Premises during the Term and Tenant shall repair, or shall reimburse Landlord upon demand for the cost of repairing, any damage to the Premises or the Building occasioned by such removal. Any structural repairs or repairs to Building Systems necessitated by the removal of Tenant's Property shall be performed by Landlord and Tenant shall reimburse Landlord for the cost thereof within fifteen (15) Business Days after demand therefor.

             8.03 EFFECT OF LANDLORD'S APPROVAL. Landlord's approval of plans or specifications or consent to the making of Alterations in the Premises shall not be deemed to be (a) an agreement or representation by Landlord that the contemplated Alterations comply with any Legal Requirements or the certificate of occupancy for the Building; (b) an approval of the sufficiency, completeness or effective coordination of the proposed Alteration, or (c) a waiver by Landlord of compliance by Tenant with any of the other terms of this Lease.

             8.04 SURVIVAL. Tenant's obligations under this ARTICLE 8 shall survive the expiration or sooner termination of this Lease.

                             ARTICLE 9 -- REPAIRS

             9.01 REPAIRS BY LANDLORD. Landlord shall make all repairs, interior or exterior, structural or non-structural, ordinary or extraordinary, needed to keep the Building (including the Premises and the Building Systems) in reasonably good order and repair, excluding, however, repairs which Tenant is obligated to make pursuant to SECTION 9.02 or the other terms of this

Lease.  No liability of Landlord to Tenant shall accrue under this SECTION
9.01 with respect to any repair within the Premises or to any Building System servicing the Premises unless and until Tenant has given notice to Landlord of the specific repair required to be made or of the failure properly to furnish any Landlord's Services and Landlord's failure, subject to Force Majeure, thereafter promptly to remedy the same.

             9.02 REPAIRS BY TENANT. Tenant, at its expense, shall take good care of and maintain the Premises, any Alterations and Tenant's Property; PROVIDED, HOWEVER, that Tenant shall only be responsible for exterior or structural repairs if the need for same arises out of (a) the making, installation, use, operation or existence of Alterations, Tenant's Property or other equipment by or on behalf of Tenant, (b) the moving of Tenant's Property in or out of the Building or the Premises, (c) the negligence of Tenant or any other occupant of the Premises or any of Tenant's employees, contractors, agents, licensees or invitees (collectively, the "TENANT PARTIES") or their manner of use or occupancy of the Premises or access to or use of the Building, subject, however, in the case of fire or other insured casualty, to the waiver set forth in SECTION 17.04, (d) any cause or condition created by or at the instance of Tenant or any of the Tenant Parties or (e) Tenant's compliance or noncompliance with Legal Requirements in accordance with SECTION 10.01. Any repairs to the Building or Building Systems shall be performed by Landlord at Tenant's expense (including a supervisory charge, in addition to charges for general conditions, equal to ten percent (10%) of the trade cost of such repairs), unless Landlord elects by notice to Tenant to have Tenant perform such repairs. In no event shall Tenant be required to make, be responsible for, or pay for any repairs which are required as a result of the negligent act or negligent omission or willful misconduct of Landlord or Landlord's agents, servants, employees or contractors (collectively, "LANDLORD'S AGENTS").

             9.03 CHANGES IN FACILITIES. Landlord reserves the right, at any time and without any liability to Tenant, to make changes in or additions to the Building. including, without limitation. any changes to the Common Areas, as it may deem necessary or desirable provided that (a) any such change does not deprive Tenant of access to the Premises, (b) such change does not materially interfere with the use of the Premises and does not affect the first-class nature of the Project and (c) Landlord uses reasonable efforts to minimize the extent and duration of any interference with Tenant's use and occupancy of the Premises. Landlord may install and maintain pipes, fans, ducts, shafts, wires and conduits within or through the walls, floors or ceilings of the Premises.

             9.04 LANDLORD ACCESS. Landlord and Landlord's Agents shall have the right, upon reasonable prior notice to Tenant (except in an emergency, in which case Landlord shall use reasonable efforts to provide such notice as is possible under the circumstances), to enter the Premises to inspect, clean or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers, mortgagees or, during the last eighteen (18) months of the Term, tenants, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall use reasonable efforts to minimize the adverse effect on Tenant of any entry by Landlord on the Premises for any reason. Tenant shall not be entitled to any abatement or reduction of Gross Rent by reason of such entry.

                      ARTICLE 10 -- COMPLIANCE WITH LAWS

             10.01 COMPLIANCE WITH LAWS BY TENANT. Tenant, at its expense, shall comply with all laws and ordinances and all rules, orders or regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental authority or of any insurer (provided that any requirement of an insurer is on an industry-wide basis) with respect to the Building and Land (including those imposed by the Occupational Safety and Health Administration relating to indoor air quality) (collectively, "LEGAL REQUIREMENTS"), at any time duly issued and in force, affecting or related to the Premises or any part thereof; PROVIDED, HOWEVER, that nothing contained in this SECTION 10.01 shall require Tenant to make any structural changes unless the same (a) are necessitated by a cause or condition which has been created by, or at the instance of, Tenant or any of the Tenant Parties, (b) are attributable to the use, other than as permitted by SECTION 3.01, or manner of use of the Premises or manner of conduct of Tenant's business, including, without limitation, use as a "place of public accommodation" as defined in the Americans with Disabilities Act, or (c) are necessitated by reason of a breach of Tenant's obligations hereunder. Tenant need not comply with any Legal Requirement so long as Tenant shall be diligently contesting the validity or applicability thereof in accordance, with SECTION 10.03. Landlord shall cooperate with Tenant in connection with the performance of Tenant's obligations under this SECTION 10.01.

             10.02 ENVIRONMENTAL. (a) Throughout the Term, Tenant shall not undertake or permit any Environmental Activity (as defined below) to be undertaken in the Premises, Building or on the Land by any Tenant Party other than (i) in compliance with all applicable Legal Requirements (as defined in SECTION 10.01), (ii) as is customary for general office tenants in First-Class Office Buildings and (iii) in such a manner as shall avoid any liability on the part of Landlord and shall keep the Premises, Building and Land free from any lien imposed pursuant to any Legal Requirement in respect of such Environmental Activity. Tenant shall take all necessary steps to ensure that any Environmental Activity undertaken or permitted at the Premises is undertaken in a manner as to provide prudent safeguards against potential risks to human health or the environment. Tenant shall notify Landlord within 24 hours of the release of any Hazardous Materials (as hereinafter defined) from or at the Premises which could form the basis of any claim, demand or action by any party. Landlord shall have the right from time to time to conduct an environmental audit of the Premises and Tenant shall cooperate in the conduct of such environmental audit. If Tenant shall breach the covenants provided in this Section, then, in addition to any other rights and remedies which may be available to Landlord under this Lease or otherwise at law, Landlord may require Tenant to take all actions, or to reimburse Landlord for the costs of any and all actions taken by Landlord, as are necessary or reasonably appropriate to cure such breach. The obligations of Tenant under this Section 10.02 shall survive the expiration or sooner termination of this Lease.

             (b) Landlord represents that to the best of Landlord's knowledge, there are no Hazardous Materials present at or in the Building, the nature, concentration or condition of which violates any Legal Requirement.

             (c) "ENVIRONMENTAL ACTIVITY" means any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Premises of any Hazardous Materials. "HAZARDOUS MATERIALS" means
(i) any "hazardous substance" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14), as amended; (ii) any asbestos or asbestos-containing materials or polychlorinated biphenyls ("PCBS") or substances or materials containing PCBs; (iii) petroleum. crude oil or any fraction thereof, natural gas or synthetic gas used for fuel; and (iv) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the laws of the State of Tennessee or any other Legal Requirements.

             10.03 RIGHT TO CONTEST. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Legal Requirement, provided that: (a) neither Landlord nor any Senior Interest Holder nor any of their respective officers, directors, partners, shareholders, agents or employees shall be subject to civil or criminal penalty or to prosecution for a crime. nor shall the Building or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest: (b) before the commencement of such contest, Tenant shall furnish to Landlord the bond of a surety company reasonably satisfactory to Landlord, in form, substance and amount reasonably satisfactory to Landlord, and shall indemnity Landlord against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (including the costs and expenses in connection with such contest); (c) such noncompliance or contest shall not constitute or result in any violation of a Superior Mortgage or Superior Lease (each as defined in SECTION 13.01) or if any Senior Interest Holder (as defined in SECTION 13.02) shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

             10.04 COMPLIANCE WITH LAWS BY LANDLORD. Landlord, at its expense, shall comply with all Legal Requirements applicable to the Premises which are not the obligation of Tenant pursuant to SECTION 10.01, but may defer compliance so long as Landlord shall be contesting in good faith by appropriate proceedings the validity or applicability thereof. Landlord may also contest Legal Requirements with which Landlord is required to comply pursuant to this SECTION 10.04.

                ARTICLE 11 -- RIGHT TO PERFORM TENANT COVENANTS

             11.01 RIGHT TO PERFORM TENANT COVENANTS. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure unreasonably interferes with the use of space by any other tenant in the Building or with the provision of Landlord's Services or may result in a violation of any Legal Requirement and (b) in any other case if such failure continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same. Tenant shall reimburse Landlord within five (5) Business Days of Landlord's demand therefor all reasonable costs and expenses incurred by Landlord in performing Tenant's obligations. Tenant's obligations under this Section shall survive the expiration or sooner termination of this Lease.

                    ARTICLE 12 -- ASSIGNMENT AND SUBLETTING

             12.01 ASSIGNMENT; ETC. (a) Subject to SECTION 12.02, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred, and neither the Premises nor any part thereof shall be subleased or be encumbered in any manner by reason of any act or omission on the part of Tenant without the prior consent of Landlord. Transfer of a controlling interest in the stock or other ownership interests of Tenant shall be deemed to be a transfer of this Lease excepting only where such transfers of stock are effected through the "over-the-counter" market or through any recognized stock exchange or in connection with a public offering of shares of Tenant. No consent of Landlord to any assignment or other transfer of this Lease and the term and estate hereby granted, and no consent by Landlord to any subletting of all or any portion of the Premises, shall be construed to relieve Tenant of its obligation to obtain such consent to any further assignment, other transfer or subletting. In addition, neither any assignment of this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant (whether or not consented to by Landlord), nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article, shall be deemed a waiver of any of the provisions of this Article or relieve, impair, release or discharge Tenant of its obligation fully to perform the terms of this Lease on Tenant's part to be performed, and Tenant shall remain fully and primarily liable hereunder.

             (b) Tenant may permit any corporation or other business entity which controls, is controlled by or is under common control (and which at all times so remains) with Tenant (a "RELATED CORPORATION") to sublet all or part of the Premises upon prior written notice to Landlord setting forth the name of such Related Corporation and the providing of reasonably satisfactory evidence to Landlord from time to time upon request that such subtenant is a Related Corporation. Such subletting shall not vest in any such Related Corporation any right or interest in this Lease nor shall it discharge any of Tenant's obligations hereunder. For purposes hereof, "control" means ownership of 100% of the voting stock of a corporate tenant or 100% of the beneficial interests of any other tenant.

             12.02 ASSIGNMENT AND SUBLETTING PROCEDURES. (a) If Tenant intends to assign this Lease or to sublet the Premises or any part thereof, Tenant shall give Landlord notice of such intent. Tenant's notice (the "TRANSFER NOTICE" ) shall be accompanied by (i) a certified description of all material terms upon which Tenant intends to assign or sublet (including, consideration, base rent and all other financial terms, rental abatements. allowances and other concessions and other material terms) and (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee, the nature of its business and its proposed use of the Premises (to the extent a proposed assignee or subtenant has been identified) and current financial information with respect to any such proposed assignee or subtenant. Tenant shall provide Landlord with any additional information or documents reasonably requested (within ten (10) days after receiving Tenant's notice) by Landlord.

             (b) Landlord shall then have the option, exercisable by notice to Tenant within thirty (30) days after receipt of such additional information (or the date of Tenant's original notice if Landlord does not timely request additional information) to (i) in the case of a proposed assignment or a proposed subletting for all or substantially all of the Term, to terminate this Lease by Tenant, in which event Tenant shall be relieved of all further obligations hereunder (except those which pursuant to this Lease expressly survive such termination), or (ii) permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior approval of the proposed assignee or sublessee, which approval shall not be unreasonably withheld or delayed so long as (A) the use of the Premises by such proposed assignee or sublessee would be permitted under SECTION 3.01, (B) the proposed assignee or sublessee is of sound financial condition as reasonably determined by Landlord given the obligations to be assumed by such assignee or sublessee under this Lease, (C) the terms of such assignment or subletting shall be no more beneficial to the assignee or subtenant than the terms set forth in the Transfer Notice, (D) the proposed sublessee or assignee is a reputable person or entity of good character and Landlord has been furnished with reasonable evidence thereof, (E) neither the proposed subtenant or assignee nor any one controlling, controlled by or under common control with such proposed subtenant or assignee is then an occupant of any portion of the Building or is a person with whom Landlord is then negotiating to lease space in the Building; PROVIDED, HOWEVER, that the condition set forth in this clause (F) shall not apply to any proposed sublease or assignment unless there shall be available space in the Building comparable to the space proposed to be sublet or assigned within twelve (12) months after the anticipated effective date of the proposed sublease or assignment, (F) the form of the proposed sublease or assignment is reasonably satisfactory to Landlord, (G) there shall be no more than two (2) occupants of the Premises, including Tenant, and (H) the proposed subtenant shall not be (1) entitled, directly or indirectly, to diplomatic or sovereign immunity unless effectively waived and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of Tennessee or (2) a charitable, religious, union or other not-for-profit organization or any tax exempt entity within the meaning of Section 1680)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as the same may be amended).

             (c) If the aggregate amount payable by a subtenant under a sublease of any part of the Premises (including any sums received by Tenant for the sale or rental of Tenant's Property, less, in the case of a sale thereof, the then net, unamortized or undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns) shall be in excess of Tenant's Basic Cost (as hereinafter defined) therefor, then, within ten (10) days after the collection thereof, Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty percent (50%) of such excess. Tenant shall deliver to Landlord within sixty (60) days after the end of each calendar year and within sixty (60) days after the expiration or earlier termination of each sublease a statement specifying each sublease in effect at any time during such calendar year or partial calendar year, the number of square feet of rentable area deemed thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by Tenant to Landlord with respect to such sublease for the period covered by such statement. "TENANT'S BASIC COST" for sublet space at any time means the sum of (i) the portion of the Base Rent, Tenant's Operating Payment and Tenant's Tax Payment which is attributable to the sublet space for the period covered by the payment by the applicable subtenant, plus (ii) the amount of any out-of-pocket costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease plus (iii) the amount of any customary brokerage commissions and legal fees and disbursements paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease.

             (d) Upon any assignment of this Lease pursuant to the terms hereof, Tenant shall pay to Landlord 50% of the Net Consideration (as hereinafter defined) received by Tenant in respect of such assignment or otherwise from such assignee. For purposes hereof, "NET CONSIDERATION" means all sums paid by the assignee in consideration of such assignment minus all customary and reasonable closing expenses (including, without limitation, customary and reasonable legal and brokerage expenses) and the amount of any out-of-pocket allowances or other incentives to the assignee, in any case reasonably incurred by Tenant in connection with such assignment. "Net Consideration" shall include any sums paid for the purchase or rental of any of Tenant's Property, less, in die case of a sale thereof, the then net, unamortized or undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns.

             (e) No assignment made pursuant to this SECTION 12.02 shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption, duly executed by Tenant and by the assignee and in form and substance reasonably satisfactory to Landlord, wherein such assignee shall assume performance of all terms of this Lease on Tenant's part to be performed.

             (f) Tenant shall, within ten (10) days after (i) the commencement of the term of a permitted sublease, give Landlord notice of such commencement, or (ii) the effective date of a permitted assignment, give Landlord notice of the effectiveness of such assignment.

             (g) If Landlord elects to permit Tenant, pursuant to SECTION 12.02(B)(II), to assign or sublet (subject to the terms and conditions of this SECTION 12.02), then (i) Tenant shall not enter into any assignment or subletting without Landlord's consent in accordance with SECTION 12.02(B)(II)(A)-(H) hereof, and any request for Landlord's consent shall not be valid unless such request shall contain all of the information required by
SECTION 12.02(A) (specifically including the information set forth in SECTION 12.02(A)(II) and the second sentence of SECTION 12.02(A) with respect to the actual assignee or subtenant) and (ii) if Tenant does not enter into an assignment or subletting within one hundred eighty (180) days after the date of the Transfer Notice, then Tenant shall again comply with all of the provisions and conditions of SECTIONS 12.02(A) and (B) before assigning this Lease or subletting all or any part of the Premises.

             (h) If Landlord shall decline to consent to any proposed assignment or sublease as permitted by this Lease, or if Landlord shall exercise its option under this Section to terminate this Lease or take an assignment or sublease of the proposed sublet premises, Tenant hereby agrees to indemnity Landlord against any and all liability arising from any claims that may be made against Landlord by the proposed assignee or subtenant or by any broker, finder or other person claiming a commission or other compensation in connection with the proposed assignment or sublease.

             12.03   ADDITIONAL ASSIGNMENT AND SUBLEASING CONDITIONS.  (a)
If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from such subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved. The consent by Landlord to an assignment, transfer, mortgage, pledge, encumbering or subletting pursuant to any provision of this Lease shall not relieve Tenant or any assignee or subtenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer. mortgage, pledge, encumbering or subletting. Tenant agrees to pay to Landlord reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment or subletting.

             (b) No subletting shall be for a term ending later than the day prior to the Expiration Date and any portion of a proposed term of any sublease or any renewal or extension thereof which purports to extend beyond such date, or the date of sooner termination of the Term, is hereby deemed to be a nullity.

             (c) If Landlord shall recover or come into possession of the Premises before the Expiration Date, Landlord shall have the right to take over any sublease made by Tenant and to succeed to all rights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord's succession to Tenant's estate in the Premises) such subleases as Landlord may elect to take over. Every subletting hereunder shall be subject to the condition that, from and after the termination of this Lease or re-entry by Landlord hereunder or other succession by Landlord to Tenant's estate in the Premises, the subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act. omission or negligence of Tenant as sublandlord, under such sublease,
(ii) be subject to any counterclaim, defense or offset theretofore accruing to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the sublease, or (iv) be obligated to perform any repairs or other work in the subleased space or the Building beyond Landlord's obligations under this Lease. Each subtenant shall promptly execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

             (d) Tenant shall reimburse Landlord on demand for all reasonable costs (including all reasonable legal fees and disbursements, as well as the costs of making investigations as to the acceptability of a proposed assignee or subtenant) which may be incurred by Landlord in connection with a request by Tenant that Landlord consent to any proposed assignment or sublease.

                          ARTICLE 13 -- SUBORDINATION

             13.01 SUBORDINATION. (a) Provided that Tenant shall have received a subordination. non-disturbance and attornment agreement in form and substance that complies with the terms of this ARTICLE 13 and that is otherwise commercially reasonable and is executed and acknowledged by each Superior Mortgage or Superior Lessor, as applicable (each, a "NON-DISTURBANCE AGREEMENT"), this Lease and Tenant's rights hereunder are subject and subordinate to: (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Building or any portion thereof (collectively, including the applicable items set forth in CLAUSE (IV) of this SUBSECTION (A), "SUPERIOR LEASES"); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect all or any portion of the Building or any Superior Lease (collectively, including the applicable items set forth in CLAUSES (III) and (IV) of this SUBSECTION (A), "SUPERIOR MORTGAGES"), whether or not a Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage;
(iii) each advance made under any Superior Mortgage; and (iv) all renewals, modifications, replacements, substitutions and extensions of any Superior Lease or Superior Mortgage. Provided that Tenant shall have received a Non-Disturbance Agreement that is executed and acknowledged by each Superior Mortgagee or Superior Lessor, as applicable, the provisions of this subsection shall be self-operative and no further instrument of subordination shall be required.

             (b) Tenant shall, within ten (10) days after request therefor, execute and deliver, at its expense, any instrument, in recordable form if requested, that Landlord, any holder of a Superior Mortgage (a "SUPERIOR MORTGAGE ") or any lessor under a Superior Lease (a "SUPERIOR LESSOR") may reasonably request, from time to time, to evidence and confirm the subordination provided in SUBSECTION (A) of this SECTION 13.01 provided Tenant shall have received a Non-Disturbance Agreement from such Superior Mortgagee or Superior Lessor, as applicable.

             (c) Any Superior Mortgagee may elect that this Lease shall have priority over the mortgage held by such Superior Mortgagee (such mortgage, upon such election by the applicable Superior Mortgagee, is referred to herein as a "SUBORDINATED MORTGAGE") and, upon notification by such Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Subordinated Mortgage, whether this Lease is dated prior to or subsequent to the date of such Subordinated Mortgage and, to the extent that such an election is made by a Superior Mortgagee, the provisions of this Article shall not be applicable to such Subordinated Mortgage (except as otherwise provided), but such Superior Mortgagee shall remain a Superior Mortgagee for the purpose of all other provisions of this Lease. Tenant and such Superior Mortgagee shall promptly, upon the notification by such Superior Mortgagee, execute and deliver an instrument in recordable form to evidence and confirm such priority.

             (d) If, in connection with obtaining, continuing or renewing financing for which the Building, the Land or the interest of the lessee under any Superior Lease represents collateral, in whole or in part, the Superior Mortgagee or proposed Superior Mortgagee (including any which may elect that this Lease shall have priority over such Superior Mortgage) shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall not unreasonably withhold its consent thereto, provided that such modifications do not increase Tenant's obligation to pay Base Rent or Additional Rent, shorten or lengthen the Term and do not materially increase any other obligations or materially diminish any other rights of Tenant under this Lease.

             (e) Landlord represents and warrants that, as of the date hereof, neither the Land nor the Building is (i) subject to any Superior Lease or (ii) encumbered by or otherwise subject to any Superior Mortgage.

             13.02 ATTORNMENT. (a) If at any time any Superior Lessor or Superior Mortgagee (each a "SENIOR INTEREST HOLDER") or any other person or the successors or assigns of any of the foregoing (such Senior Interest
Holder and any such other person being herein collectively referred to as "SUCCESSOR LANDLORD") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon the request of any such Successor Landlord, from time to time, fully and completely to attorn to and recognize any such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease, PROVIDED such Successor Landlord shall agree in writing to accent Tenant's attornment pursuant to a Non-Disturbance Agreement. The foregoing provisions of this SECTION 13.02 shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease and shall be self-operative upon any such request, and, provided that Tenant shall have received a Non-Disturbance Agreement that is executed and acknowledged by each Superior Mortgagee or Superior Lessor, as applicable, no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments reasonably satisfactory to any such Successor Landlord, in recordable form if requested, to evidence and confirm the provisions of this SECTION 13.02, acknowledging such attornment and setting forth the terms and conditions of its tenancy, including the terms and conditions set forth in SECTION 13.02(B).

             (b) Upon any attornment described in SECTION 13.02(A), this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any act or omission or negligence of any prior Landlord (other than to cure any default of a continuing nature), (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against any prior Landlord; (iii) bound by the payment of any Base Rent or Additional Rent for more than one month in advance (unless actually received by such Successor Landlord); (iv) bound by any modification or amendment of this Lease unless such modification or amendment shall have been approved in writing by the Senior Interest Holder, of which Tenant has been given notice, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or unless the modification or amendment shall have occurred prior to the creation of such Senior Interest, (v) obligated to construct any improvements or to grant any credit toward the cost of any improvements; (vi) in the event of damage to the Building by fire or other casualty, obligated to repair the Premises or the Building or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of insurance actually made available to Landlord; or (vii) in the event of partial condemnation, obligated to repair the Premises or the Building or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this SECTION 13.02 shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

             13.03 RIGHT TO CURE. Subject to the provisions of Section 18.01(b) hereof, if any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease in whole or in part or to claim such cancellation or termination on the basis of a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each Senior Interest Holder whose name and address shall have been previously furnished to Tenant, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such

Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage, Subordinated Mortgage or Superior Lease, as the case may be, to remedy the same.

                    ARTICLE 14 -- CONDITIONS OF LIMITATION

             14.01 DEFAULT. This Lease and the term and estate hereby granted are subject to the limitation that:

             (a) if Tenant shall default in the payment of Base Rent or Additional Rent on any date upon which the same becomes due and such default shall continue for a period of five (5) days after Landlord shall have given Tenant a notice specifying such default, or

             (b) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would. by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under ARTICLE 12, or

             (c) if Tenant shall default in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in SECTIONS 14.01(A) and/or 14.01(B)), and if such default shall continue and shall not be cured within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control, cannot with due diligence be cured within such period of thirty (30) days, if Tenant
(i) shall not, promptly upon the giving of such notice, advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default or (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to cure the same and, in any event, cure such default within ninety (90) days of receipt of Landlord's notice of such default by Tenant, or

             (d) if the Premises or any substantial portion thereof shall be abandoned or become vacant for a period of twenty (20) consecutive Business Days (except as a result and to the extent of a casualty or condemnation), or

             (e) if Tenant shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property or if a petition is filed by or against (with Tenant's consent) Tenant under the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended, or any successor thereto (the "BANKRUPTCY CODE"), or if a petition is filed against Tenant under the Bankruptcy Code without the consent of Tenant and has not been dismissed within ninety (90) days after such filing, or

             (f) if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property, without the consent of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied, then, in any of such cases, Landlord shall, in addition to any other remedies available to it at law or in equity, be entitled to give to Tenant a notice of intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and in the event such notice is given, this Lease and the Term and estate hereby granted shall terminate upon the expiration of such three (3) days with the same effect as if the last of such three (3) days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

             14.02 INTENTIONAL DEFAULT. Tenant expressly recognizes that Tenant's due and punctual performance of all of its obligations under this Lease throughout the Term is of importance to Landlord, and, without limiting the foregoing provisions of SECTION 14.01, Tenant agrees that, if Tenant shall default in the timely payment of Base Rent or Additional Rent, and such default shall continue or be repeated for three (3) consecutive months or for a total of four (4) months in any period of twelve (12) consecutive months, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the termination notice described in SECTION 14.01 hereof upon Tenant without affording to Tenant an opportunity to cure such further default.

             14.03 RE-ENTRY BY LANDLORD. If this Lease shall terminate as provided in SECTION 14.01, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings.

             14.04 DAMAGES. In the event of a termination of this Lease, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

             (a) a sum which, at the time of such termination, represents the then present value (employing a discount rate equal to the then current rate of United States Treasury Bills or Notes, as applicable, maturing on the Expiration Date or the next maturity date for such bills or notes occurring after the Expiration Date) of the excess, if any of
        (i) the aggregate of the Base Rent and Additional Rent which would have been payable hereunder by Tenant, had this Lease not terminated, for the period commencing with the day following the date of such termination and ending with the Expiration Date over (ii) the aggregate fair rental value of the Premises for the same period (for the purposes of this SUBSECTION (A), the amount of Additional Rent which would have been payable by Tenant under ARTICLE 5 shall, for each calendar year ending after such termination, be deemed to be an amount equal to the amount of Tenant's Operating Payment and Tenant's Tax Payment payable by Tenant for the calendar year and Tax Year, respectively, immediately preceding the calendar year in which such termination shall occur), or

             (b) sums equal to the aggregate Gross Rent which would have been payable by Tenant had this Lease not terminated, payable upon the due dates therefor specified herein until the Expiration Date, PROVIDED, HOWEVER, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination and ending on the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and re-entering the Premises and securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period and that Landlord shall have no obligation to so relet the Premises; and PROVIDED FURTHER that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this SUBSECTION (B), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination.

             14.05 RIGHT TO INJUNCTION. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants or agreements on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to seek an injunction.

             14.06 OTHER REMEDIES. (a) Landlord shall have the right, following any breach of or default under this Lease by Tenant, to elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the Premises (notwithstanding the fact that Tenant may have abandoned the Premises). In such event Landlord, besides all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the installments of Gross Rent as they become due under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of the Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

             (b) Nothing herein contained shall be construed as limiting or preventing the recovery by, Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided.

             14.07 CERTAIN WAIVERS. Tenant waives and surrenders all right and privilege which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term after Tenant is dispossessed or ejected therefrom by process of law.

             14.08 NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in its sole discretion, to any items then owing by Tenant to Landlord under this Lease and receipt of a partial payment shall not be deemed to be an accord and satisfaction or waiver of the failure to make full payment.

             14.09 ATTORNEYS' FEES. In the event Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due, hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, Tenant shall reimburse Landlord within fifteen (15) Business Days after demand therefor for its reasonable attorneys' fees and disbursements and court costs.

                         ARTICLE 15 -- QUIET ENJOYMENT

             15.01 QUIET ENJOYMENT. Landlord covenants that, so long as Tenant is not in default in the payment or performance of any of its obligations under this Lease beyond any applicable grace period, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises. This covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors and assigns only with respect to breaches which occur during its and their respective ownership of Landlord's interest.

                      ARTICLE 16 -- RULES OF THE BUILDING

             16.01 BUILDING RULES. Tenant shall comply with, and Tenant shall cause the Tenant Parties to comply with the rules of the Building reasonably adopted and altered by Landlord from time to time (the "BUILDING RULES") for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which shall be communicated by Landlord to Tenant and shall be thereafter carried out and observed by Tenant and the Tenant Parties. Landlord shall not enforce or modify the Building Rules in a manner which discriminates against Tenant.
The initial Building Rules are set forth in EXHIBIT "C". If any Building Rule shall conflict with any provision of this Lease, such Lease provision shall govern.

             16.02 SIGNS. (a) GENERAL. No signs, numerals, letters, notices, logos, pictures, names, advertisements or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the Premises, unless approved in advance of installation by (i) Landlord and
(ii) any governmental, quasi-governmental, association or other third person or entity, having approval rights (whether pursuant to any Legal Requirements, insurance requirements, contract or agreement or recorded instrument) (collectively, "THIRD PARTY, APPROVERS").

             (b) FULL FLOOR TENANTS. Subject to Landlord's prior written approval and provided all Signs are in keeping with the quality, design and style of Signs under any rules established by Landlord (in its sole judgment and discretion) in respect of the Building ("SIGNAGE RULES"), Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification Signs anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building or in the atrium of the Building.

             (c) MULTI-TENANT FLOOR TENANTS. If Tenant occupies less than the entire floor on which the Premises is located, Tenant's identifying Signs shall be provided by Landlord, at Tenant's sole cost and expense, and such Signs shall be comparable to Chat used by Landlord for other similar floors in the Building and shall comply with the Signage Rules. Any additions, deletions or modifications to such Building standard signage shall be at Tenant's sole expense and subject to the prior written approval of Landlord, in its sole discretion.

             (d) PROHIBITED SIGNS AND OTHER ITEMS. Any Signs which are installed and that have not been individually approved by Landlord or other person or entity having the right of approval may be removed by Landlord without notice at the sole expense of Tenant. Subject to SECTION 16.03 hereof, Tenant may not install any Signs on the exterior or roof of the Building or the Common Areas of the Building or the Land. Any Signs, window coverings or blinds (even if the same are located behind Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

             16.03 MONUMENT. Landlord shall have no obligation to install on the Land any monument sign (a "Monument") listing the names of tenants in the Building on the Monument except as set forth in this SECTION 16.03. In the event that Landlord shall erect a Monument which is not for the exclusive use of the owner of the Land and/or Building or a tenant occupying one hundred thousand (100,000) or more rentable square feet of space in the Building, and MagneTek, Inc. (the "ORIGINAL TENANT") shall request to have its name affixed to such Monument, then, provided that all Third Party Approvers shall have approved the Monument and any conditions for such approval shall have been complied with, Landlord shall not unreasonably withhold its consent to such request subject to compliance with the following terms and conditions:

             (a) The right to have a name so affixed shall be determined based upon the number of rentable square feet leased by the relevant tenant, so that if there shall be a limited number of name identifications (each herein referred to as a "STRIP"), then the Original Tenant may not have the right to a Strip if the number of tenants with more rentable square feet in the Building than the Original Tenant shall be equal to or greater than the number of Strips (PROVIDED, HOWEVER, that Landlord agrees to use all reasonable efforts to ensure that there is room on the Monument for a Strip for the Original Tenant;

             (b) The design, size, location, specifications, graphics, materials, colors, and lighting with respect to any Monument and Strip shall be determined by Landlord in its sole discretion;

             (c) Landlord shall have the right to remove, relocate, redesign and/or reconstruct the Monument from time to time;

             (d) Tenant shall reimburse Landlord, on demand from time to time, for a pro-rata share of all costs attributable to (i) the normal operation, maintenance and repair of the Monument and Strips, and
        (ii) the construction and/or installation of the Monument or Strips. Such pro rata share shall be a fraction, the numerator of which is one (1), and the denominator of which is the number of tenant names or logos on the Monument or of tenants who have requested and been approved to have their names or logos on the Monument at the time that such cost has been incurred, PROVIDED, HOWEVER, that Landlord may elect, in its reasonable judgment, to require any tenant requesting its name or logo to be added to a Monument that was constructed prior to such request (or approval thereof) to contribute its pro rata share of the construction cost, determined as if such tenant's name or logo were on the Monument at the time of construction,

             (e)     The rights granted to the Original Tenant under this
        SECTION 16.03 shall be personal to the Original Tenant, and may not be exercised by or assigned to. any assignee or sublessee, or any other person or entity; and

             (f) Upon termination or expiration of this Lease (including pursuant to ARTICLE 26 hereof) or upon the earlier termination of the Original Tenant's rights under this SECTION 16.03, Landlord shall have the right, at the Original Tenant's sole cost and expense, to
        (i) permanently remove the Strip, and to repair all damage to the Monument resulting from such removal or (ii) in the case where the Original Tenant shall have the sole remaining name or logo on the Monument to permanently remove the Monument, and to repair all damage resulting therefrom.

             16.04 USE OF BUILDING NAME. Notwithstanding anything set forth in this Lease, Landlord shall have the right to name or refer to the Building, in Landlord's sole judgment and discretion, and Landlord shall have the right to use such name or reference to the Building or the address of the Building in its sole discretion, including on any ground floor signage, and Landlord shall not be required to include Tenant's name in connection with the marketing, operation, or other identification of the Building; PROVIDED, HOWEVER, that (a) upon the sale of the Land and Building by WCCT, the signs in front of the Building and in the atrium of the Building referring to the Building as "WILLIS CORROON PLAZA" shall be removed and (b) the Building shall not be named for any tenant or other corporate entity.

                            ARTICLE 17 -- INSURANCE

             17.01 COMPLIANCE WITH INSURANCE STANDARDS. Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards. Landlord shall not be liable for the acts or omissions of other tenants or parties which are in violation of the provisions of this Section.

             17.02 LANDLORD INSURANCE. (a) Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other, casualty to the Building, excluding any Alterations of Tenant and Tenant's Property, as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount at least equal to eighty percent (80%) of the replacement value thereof with such commercially reasonable deductible(s) as may be determined by Landlord in its reasonable discretion. Tenant shall notify Landlord of the completion of any such alterations and of the cost thereof, and shall maintain adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

             (b) Landlord shall have the right to satisfy its obligations under SUBSECTION (A) of this SECTION 17.02 by means of any so-called blanket policy or policies of insurance covering the Building and other properties of Landlord or its affiliates.

             17.03 TENANT INSURANCE. (a) Tenant, at Tenant's sole cost and expense, shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to all existing improvements to the Premises (i.e., all improvements to the Premises in excess of the Building shell) (the "EXISTING IMPROVEMENTS"), Alterations and Tenant's Property under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof, with such commerciallv reasonable deductible(s) as may be determined bv Tenant in its reasonable discretion.

             (b) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in full force and effect throughout the term a commercial general liability insurance policy (ISO form or equivalent) insuring Tenant and naming Landlord at Landlord's request, any Senior Interest Holder and any managing agent of Landlord as additional insured(s), against any liability for bodily injury, death or property damage occurring on or about the Premises, with limits of liability of not less than $5,000,000 with respect to bodily injury and property damage arising from any one occurrence and $5,000,000 from the aggregate of all occurrences within each policy year with such commercially reasonable deductible as may be reasonably agreed to by Landlord and Tenant. Such policy shall include a provision that such aggregate limit shall apply separately at the Premises and that such insurer will provide notice to Landlord if the available portion of such aggregate is reduced to less than $5,000,000 by either payment of claims or the establishment of reserves for claims. Tenant agrees that if the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve Tenant shall take immediate commercially reasonable steps to have the required aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy. Such policy shall also include a provision that no act or omission of Tenant shall affect or limit the obligations of the insurance company in respect of any additional insured.

             (c) Tenant shall not carry separate or additional insurance with respect to the risks covered by the insurance required by this ARTICLE 17, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other named insured thereunder shall not be less than the coverage which would be provided by direct policies.

             17.04 WAIVER OF SUBROGATION. The parties hereto (a) shall use all reasonable efforts to procure an appropriate clause in, or endorsement on, any all-risk insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies issuing same waive subrogation or consent to a waiver of right of recovery, and (b) subject to obtaining such clause or endorsement of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; PROVIDED, HOWEVER, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsement or clause or endorsement consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation or consent to waiver provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision. Tenant acknowledges that Landlord shall not carry insurance (i) on, and shall not be responsible for damage to, Tenant's Property, and (ii) against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

             17.05 POLICY REQUIREMENTS. The insurance required to be obtained by Tenant under this Article: (a) shall be issued by an insurance company of recognized reputability licensed to do business in the State of Tennessee, which is rated A-/X or better by Best's Key Rating Guide. and (b) shall be primary and not be concurrent in form or contributing with any other coverage which Tenant or Landlord may carry, and (c) shall name Landlord and each Senior Interest Holder as an additional insured on Tenant's commercial general liability insurance policy. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under this Lease. The dollar amounts set forth in this Article shall be subject to review by Landlord and each Senior Interest Holder from time to time during the term and may be increased by Landlord in accordance with the requirements generally imposed by landlords from time to time at First-Class Office Buildings. With respect to each insurance policy required to be obtained by Tenant under this Article, within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord satisfactory evidence that such insurance is in effect and satisfies the requirements of this Article, together with evidence of payment of all applicable premiums. Each insurancer) policy required to be carried hereunder by or on behalf of Tenant shall provide (and any, certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be cancelled or modified unless Landlord shall have received thirty (30) days' prior written notice of such cancellation or modification. Landlord shall have the right to require Tenant to cause to be delivered a copy (certified by Tenant as a true, correct and complete copy) of any required policy and shall not be limited to accepting a certificate of insurance.

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                ARTICLE 18 -- NONLIABILITY AND INDEMNIFICATION

             18.01 EXCULPATION. (a) Neither Landlord nor any Senior Interest Holder, nor any of their agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant and the Tenant Parties in connection with any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property or of the property of Tenant or any other person arising from or in connection with the use by Tenant or such other person of the Premises or the Project, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Premises as incidental to the reasonable use of the Premises for the purposes herein permitted will be brought upon or be kept in the Premises. Any employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor any Senior Interest Holder nor their respective agents shall be liable for any loss of or damage to any such property by theft or otherwise. No representation, guaranty or warranty is made that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of the property of Tenant or the property of any other person, and Landlord reserves the right to discontinue or modify), at any time such communications or security systems or procedures without liability to Tenant.

             (b) Notwithstanding anything to the contrary contained in this Lease, if due to (i) the breach by Landlord of any of its obligations under this Lease (other than by reason of Force Majeure), (ii) the negligent acts or omissions or wilful misconduct of Landlord or any of Landlord's employees, agents, contractors or representatives, (iii) the exercise by Landlord of its rights of access to the Premises pursuant to this Lease, or
(iv) the failure, stoppage, interruption or suspension in the furnishing of any Landlord Services (other than by reason of Force Majeure), (A) the Premises or any portion thereof shall be rendered untenantable or inaccessible (the Premises or any such portion so affected being referred to herein as the "AFFECTED PORTION"), for a period of fifteen (15) consecutive Business Days, and (B) Tenant shall not have been using or occupying such Affected Portion for the conduct of its business during such period, then the Base Rent and Additional Rent payable with respect to such Affected Portion shall be abated in the proportion that such Affected Portion bears to the total rentable area of the Premises on a per diem basis for each day commencing on the date that the same became an Affected Portion and terminating on the earlier to occur of (I) the date that such Affected Portion shall become tenantable and accessible and Tenant's ability to conduct its business therein shall no longer be materially impaired or (II) the date Tenant commences to use such Affected Portion for the conduct of its business.

             18.02 INDEMNITY. To the fullest extent permined by applicable law, Tenant hereby agrees to indemnity and hold harmless Landlord, each Senior Interest Holder and any managing agent of Landlord, and their respective agents, officers, directors, shareholders, partners and principals, from and against any and all claims, losses, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) that arise out of or in connection with
(a) the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof, or the business conducted by Tenant in the Premises, or (b) any willful or negligent act or omission of Tenant or anyone for whom Tenant is responsible, or (c) any, default, breach, violation or nonperformance of this Lease by Tenant or any subtenant of Tenant or any officer, employee. agent or contractor of Tenant or any subtenant of Tenant, or (d) any Environmental Activity by Tenant or anyone for whom Tenant is responsible at the Building, or (e) any injury or death to individuals or damage to property sustained (i) on or about the Land or the Building by any Tenant Parties, or (ii) on or about the Premises; PROVIDED, HOWEVER, that nothing contained in this Section shall obligate

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Tenant to indemnity Landlord from any claim, loss, damage, liability or expense resulting from the negligence or willful misconduct of Landlord or Landlord's Agents. Tenant shall, at its own cost and expense, upon notice thereof from Landlord defend any and all actions, suits and proceedings which may be brought against any one or more of the aforesaid parties with respect to the foregoing or in which any one or more of the aforesaid parties may be impleaded. Tenant shall pay, satisfy and discharge any and all final money judgments which may be recovered against Landlord in connection with the foregoing. The commercial general liability insurance policy required by
SECTION 17.03(B) hereof shall also cover Tenant for liability assumed by contract, specifically including CLAUSE (E) of this SECTION 18.02. The obligations of Tenant under this SECTION 18.02 shall survive the expiration or sooner termination of this Lease.

             18.03 LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant shall look solely to Landlord's interest in the Building (and the proceeds of any voluntary or involuntary sale or other transfer thereof but only for a maximum period of three (3) months after such sale or transfer) for the recovery of any judgment against Landlord, and if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders. shall never be personally liable for any such judgment; PROVIDED, HOWEVER, that even if due to any such negligence of Landlord, Landlord's Agents or any Senior Interest Holder or its agents or breach by Landlord of its obligations under this Lease, Tenant waives, to the full extent permitted by applicable law, any claim for consequential damages in connection therewith. Landlord and any Senior Interest Holder and their respective agents shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or any Senior Interest Holder or their agents.

                          ARTICLE 19 -- CONDEMNATION

             19.01 CONDEMNATION. (a) If the whole of the Land and Building (the "PROJECT") shall be acquired or condemned for any public or quasi-public use or purpose for a period in excess of four (4) months, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If the whole of the Land and Building shall be so acquired or condemned for a period of less than four (4) months, then this Lease and the Term shall continue in force and effect but from and after the date of the temporary vesting of title, Gross Rent shall be abated for such period. If only a part of the Land and Building shall be so acquired or condemned, then:

             (i) except as hereinafter provided in this paragraph, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Project so acquired or condemned, then from and after the date of the vesting of title, Gross Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; and

             (ii) if the part of the Project so acquired or condemned shall be of such scope that (A) the untaken part of the Project (whether or not the Premises are affected by the taking) would in Landlord's reasonable judgment be uneconomic to operate and (B) leases (including this Lease, pursuant to this CLAUSE (II)) of tenants (other than Landlord and its affiliates) occupying at least fifty percent (50%) of the rentable area of the Building are terminated in connection with such taking, Landlord, at Landlord's option, may give to Tenant, within thirty (30) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease; and

             (iii) if the part of the Project so acquired or condemned shall contain more than thirty percent (30%) or more of the rentable area of the Premises included under this

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

        Lease as of the date of such acquisition or condemnation which, as of immediately prior to such acquisition or condemnation, Tenant was occupying or intending within one year to occupy, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or the Premises are no longer reasonably suitable for the conduct of Tenant's business therein, Tenant, at Tenant's option, may give to Landlord within thirty (30) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease.

If any such five (5) days' notice of termination is given, then this Lease and the Term shall come to an end and expire upon the expiration of said five
(5) days with the same effect as if the date of expiration of said five (5) days was the Expiration Date. If a part of the Project shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this SECTION 19.01, Landlord shall restore the part of the Premises and the common and service areas of the Building not so acquired or condemned to a condition befitting First-Class Office Buildings. In the event of any termination of this Lease pursuant to this paragraph, the Gross Rent shall be prorated and adjusted as of such termination date.

             (b) In the event of any such acquisition or condemnation of all or any part of the Project, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall liave no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this SUBSECTION (B) shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for moving expenses, interruption of its business and the then value of any furniture, furnishings and fixtures installed by Tenant, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

                            ARTICLE 20 -- CASUALTY

             20.01 CASUALTY. If (a) the Premises or any part thereof shall be damaged or rendered untenantable by fire or other insured casualty, (b) Tenant gives notice of such damage or destruction to Landlord and (c) this Lease is not to be terminated pursuant to this ARTICLE 20, Landlord shall proceed with the repair of such damage with reasonable diligence after the collection of the insurance proceeds attributable to such damage, but (i) only to the extent of available insurance proceeds and (ii) Landlord shall only be required to deliver the Premises in its shell condition (with Building Systems stubbed to the perimeter). Except as provided in SECTION 20.05, the rent shall be equitably abated to the extent that all or any part of the Premises shall have been rendered untenantable, from the date of the damage to the date that is the earlier of (A) the date Tenant occupies any portion of the damaged portion of the Premises and (B) the date that Landlord delivers the Premises in the condition described in clause (ii) above; PROVIDED, HOWEVER, that if Tenant reoccupies a portion of the Premises during the period of repair, the rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

             20.02 TENANT RIGHT TO TERMINATE. If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, Landlord has not terminated this Lease pursuant to SECTION 20.03 and Landlord has not substantially completed repairing the Premises within nine (9) months from the date of such damage or destruction and such additional time after such date (but in no event to exceed six (6) months), if any, as shall equal the aggregate period Landlord may have been delayed by Force Majeure or adjustment of insurance, Tenant may serve notice on Landlord of its intention to terminate this Lease and if within thirty (30) days thereafter

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

Landlord shall not have substantially completed the required repairs, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date.

             20.03 LANDLORD RIGHT TO TERMINATE. If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or the insurance proceeds available to Landlord, in Landlord's sole opinion, shall not be reasonably sufficient to repair the damage, then in any such event Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days' notice of such termination at any time within one hundred twenty (120) davs after the date of such fire or other casualty. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date. If at any time prior to the giving of the notice of termination or the commencement of repairs pursuant to SECTION 20.01, there shall be a Successor Landlord (as hereinafter defined), such Successor Landlord shall have a further period of sixty), (60) days from the date of its taking possession or from the expiration of the one hundred twenty (120) day period established above, whichever is earlier, to terminate this Lease by thirty (30) days' notice to Tenant, in which event this Lease shall terminate as of the date provided in such notice (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date.

             20.04 DISCLAIMER. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant occasioned by damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property, the Existing Improvements. the Alterations made by or on behalf of Tenant in the Premises, and notwithstanding anything to the contrary in this ARTICLE 20, Landlord shall not be obligated to repair any damage to Tenant's Property or to said Improvements or to replace the same.

             20.05 TENANT DEFAULT. Notwithstanding any of the foregoing provisions of this ARTICLE 20, if, by reason of some action or inaction on the part of Tenant or any of the Tenant Parties, either (a) Landlord or the Senior Interest Holders shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) the premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective (i) in the case of SUBSECTION (B) above, to the extent of the uncollected insurance proceeds, and (ii) in the case of SUBSECTION (B) above, to the extent of the excess of the cost of repair over the amount of the collected insurance proceeds, but excluding in the case of clause (i) hereof any amount not collected from insurance because Landlord has failed to obtain the coverage required under this Lease.

                            ARTICLE 21 -- SURRENDER

             21.01 SURRENDER. On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord, Tenant shall, at its expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair, ordinary wear, tear and damage by fire or other insured casualty excepted, together with all Existing Improvements and Alterations (except as otherwise provided for in this Lease). Tenant shall, at its expense, remove from the Building (a) all of Tenant's Property, (b) any internal staircases, vaults, safes, raised computer floors, computer installations, kitchens, libraries, file rooms, conveyors, dumbwaiters, specially finishes and private bathrooms and any other unusual improvements and restore the Premises to their condition prior to the making of such improvements and (c) any personal property of Tenant or persons claiming through or under Tenant, and shall repair or pay the cost of repairing all damage to the Premises and the Building occasioned by such removal. Any Tenant's Property or other personal property which shall remain in the Premises after the Expiration Date or after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of as Landlord may see fit. If such property not so removed shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expeises of the sale, moving and storage, arrears of rent and any damages to which Landlord may be entitled. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant as Additional Rent on demand. The obligations of Tenant under this SECTION 21.01 shall survive the expiration or sooner termination of the Lease.

             21.02 HOLDING OVER. In the event of any holding-over by Tenant after expiration or termination of this Lease without the consent of Landlord, Tenant shall:

             (a) pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord or (ii) 150% of the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and

             (b) be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "NEW TENANT") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant.

No holding-over by Tenant after the Term shall operate to expend the Term. In the event of any unauthorized holding-over, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Anything in this Article to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to this
Section 21.02 shall not preclude Landlord from commencing and prosecuting a holder or summary eviction proceeding.

                      ARTICLE 22 -- ESTOPPEL CERTIFICATES

             22.01 ESTOPPEL CERTIFLCATES. Landlord and Tenant agree at any time and from time to time upon ten (10) days' prior notice from the requesting party to execute, acknowledge and deliver to the requesting party and to such other persons and entities as such requesting party may reasonably designate, a statement certifying (a) that this Lease is unmodified and in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, (b) the date to which the Base Rent has been paid and the current amount of Base Rent, (c) whether all Additional Rent that is due and payable on or before such date has been paid in full, (d) that, to the best of the certifying party's knowledge, the requesting party is not in default in observing, performing or complying with any term, covenant or condition contained in this Lease on such party's part to be observed, performed or complied with or, if the certifying party has knowledge of any such default, specifying each such default, (e) that, to the best of the certifying party's knowledge, the certifying party has not made and does not have any claim against the requesting party under this Lease or, if so, the nature and the dollar amount, any, of such claim, (f) that, to the best of the certifying party's knowledge, there do not exist any offsets, defenses or counterclaims against enforcement of any of the terms,

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

covenants or conditions of this Lease to be observed, performed or complied with on the part of the requesting party, or, if such do exist, specifying the same and the dollar amount thereof, and (g) in the case of a request by Landlord, such further information with respect to this Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this SECTION 22.01 shall be binding on the certifying party and may be relied upon by the requesting party and any designee of the requesting party, including, without limitation, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises, or any lessor or prospective lessor under any underlying lease of the Premises or any assignee or prospective assignee of any such mortgagee or lessor.

                          ARTICLE 23 -- PARTIES BOUND

             23.01 SUCCESSORS AND ASSIGNS. The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of ARTICLE 12 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in ARTICLE 13 or ARTICLE 14.

             23.02 LANDLORD FOR TIME BEING. The term "LANDLORD" shall mean only the owner at the time in question of the present landlord's interest in the Building and, in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease from all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; PROVIDED that the purchaser, transferee or lessee (collectively, "TRANSFEREE") shall have assumed and agreed to perform, subject to the limitations of this Article and, in the case of a Successor Landlord, the provisions of SECTION
13.02 and only during and in respect of the Transferee's period of ownership of Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership.

             23.03 PARTNERSHIP TENANT. If Tenant is a partnership (or is comprised of two (2) or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership), any such partnership and such persons being referred to as a "PARTNERSHIP TENANT", the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and, upon demand of Landlord, shall confirm such assumption in a writing satisfactory to Landlord, and (e) Partnership Tenant shall

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

give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section).

             23.04 NO OFFER. The submission of this Lease to Tenant shall not constitute an offer and shall not bind the parties hereto in any manner whatsoever until (a) Tenant has duly executed and delivered duplicate counterparts to Landlord and (b) Landlord has executed and delivered one fully executed counterpart to Tenant.

             23.05 INABILITY TO PERFORM. (a) This Lease and the obligations of Tenant to pay Gross Rent and perform all of the other terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible; PROVIDED, HOWEVER. that Landlord shall be under no obligation to employ overtime or premium labor.

             (b) For purposes of this Lease, "FORCE MAJEURE" shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto or other tenants, Legal Requirements and other forms of governmental restrictions, regulations or controls (including energy and water conservation measures), labor disputes, accidents. mechanical breakdowns, shortages or inability to obtain labor. fuel. steam, water, electricity or materials through ordinary sources, acts of God, war sabotage, embargo, enemy action, civil commotion, fire or other casualty, but shall not include lack of funds or financial inability to perform.

                             ARTICLE 24 -- PARKING

             24.01 PARKING. (a) At all times during the Term, Landlord agrees to furnish to Tenant for the use of its employees without charge to Tenant parking rights for 180 vehicles (10 on a reserved or assigned basis) in the general parking area designated by Landlord in the parking garage facility located in the Building (the "GARAGE"), PROVIDED, HOWEVER, that if Landlord constructs additional surface parking on the Land to accommodate the parking needs of Landlord and tenants in the Building, Landlord reserves the right to designate up to 30 of Tenant's parking rights to the surface parking area. No specific spaces in the Garage are to be assigned to Tenant, but Landlord will issue to Tenant the aforesaid number of parking stickers and/or cards, each of which will authorize parking in the Garage of a vehicle on which the sticker is displayed, or Landlord will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate the area within which each such vehicle may be parked, and Landlord may change such designations from time to time. Access to and use of the Garage and other parking areas by Tenant and the Tenant Parties shall be subject to the Building Rules (the present Building Rules with respect to parking are set forth in PART II of EXHIBIT "C" hereto).

             (b) If the parking spaces described above are not available to Tenant during any portion of the Term due to causes beyond the reasonable control of Landlord (including, without limitation, as the result of a casualty or condemnation), this Lease shall continue without abatement of Gross Rent, and Landlord shall use reasonable efforts to make available to Tenant sufficient substitute unassigned parking spaces (in the number of those spaces not available to Tenant) on the Land.

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                    ARTICLE 25 -- MISCELLANEOUS PROVISIONS

             25.01 WAIVER OF COUNTERCLAIMS AND JURY TRIAL. In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees not to interpose, by consolidation of actions or otherwise, any counterclaim in any such proceeding (provided that the claim to be asserted in any such counterclaim would not be waived by Tenant's failure to raise such claim), it being agreed that nothing contained herein shall be deemed to prevent Tenant from bringing a separate proceeding with respect to such counterclaim or be deemed a waiver thereof. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any matter arising out of or in any way connected with this Lease. The provisions of this SECTION 25.01 shall survive the termination of this Lease.

             25.02 NOTICES. Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and

             (a)     if to Tenant, then, at the option of Landlord,

                     (i) sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant's Address for Notices as set forth in SECTION 1.01 or to such other address as Tenant may designate for such purpose by like notice, or

                     (ii) delivered by hand to Tenant at the Premises or at the address to which a mailed notice would be sent pursuant to clause (i) above;

             (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord's Address for Notices as set forth in SECTION 1.01, or to such other address or addresses as Landlord may designate for such purpose by, like notice; and

             (c) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid, addressed to such address or addresses as such person may designate to Landlord and Tenant as its address or addresses for such purpose by like notice.

Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given (A) on the date delivered, if delivered to Tenant by hand, or (B) on the earlier of (1) the date actually received or (2) the third (3rd) Business Day after mailing.

             25.03 SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

             25.04 MERGER; AMENDMENTS. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understandings and statements, oral or written, with respect thereto are merged in this Lease. Landlord and Tenant hereby agree that the Lease Agreement, dated August 4, 1994, between Willis Corroon Corporation and MagneTek, Inc. is hereby terminated, such termination to be

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effective as of June 30, 1995.  This Lease may not be altered, changed or amended except by an instrument in writing signed by the party to be charged.

             25.05 NO JOINT VENTURE. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant.

             25.06 BROKER. Each party represents to the other that it has dealt with no broker in connection with this Lease or the Building other than the Broker (as defined in SECTION 1.01). Tenant shall indemnity and hold harmless Landlord from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than the Broker) who has dealt with Tenant in connection with this Lease or the Building (Tenant agrees not to make any settlement with any such broker without Landlord's consent). Landlord shall indemnity and hold harmless Tenant from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker who has dealt with Landlord in connection with this Lease or the Building (Landlord agrees not to make any settlement with any such broker without Tenant's consent). Landlord shall pay the Broker a commission in accordance with a separate agreement with the Broker. The obligations of Landlord and Tenant under this SECTION 25.06 shall survive the expiration or sooner termination of this Lease.

             25.07 APPLICABLE LAW. This Lease shall be construed and enforced according to the laws of the State of Tennessee.

             25.08 CONSENTS AND APPROVALS. (a) Wherever it is specifically provided in this Lease that a party's consent or approval shall not be unreasonably withheld, a response to a request for such consent or approval shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent or approval, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or approval or, in case notice of denial is not received, within fifteen (15) days after making its request for the consent or approval. "CONSENT" shall mean the prior written approval or consent of the applicable party.

             (b) Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent or approval shall be deemed to have been granted.

             25.09 BUSINESS HOURS. As used in this Lease "BUSINESS DAYS" means any days which are not Saturdays, Sundays or Federal, state or local holidays ("HOLIDAYS") and "BUSINESS HOURS" means the hours between 7:00 A.M. and 6:00 P.M. on Business Days and 8:00 A.M. to 2:00 P.M. on Saturdays.

             25.10 EXHIBITS. The terms and provisions of EXHIBITS A through E, inclusive, attached to this Lease are made a part of this Lease for all purposes.

             25.11 MEMORANDUM. Simultaneously herewith, Landlord and Tenant are executing a memorandum of lease with respect to this Lease which shall be recorded in the records of Davidson County, Tennessee (and the parties agree to execute and exchange such other documents as may be necessary to cause the recordation of such memorandum upon demand).

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Upon the termination or expiration of this Lease, Tenant agrees to execute
(in recordable form), a notice of termination of this Lease within five (5) Business Days after Tenant's receipt of a commercially reasonable form of notice of termination from Landlord, and to indemnity and hold harmless Landlord from and against any losses, claims, liabilities or expenses arising out of the failure of Tenant to timely comply with the foregoing.

                    ARTICLE 26 -- LEASE TERMINATION OPTION

             26.01 LEASE TERMINATION OPTION. Tenant may terminate this Lease as of August 31, 2000 by given written notice (a "TERMINATION NOTICE") to Landlord in accordance with the provisions of this Lease on or before August 31, 1999 (as to which date, TIME IS OF THE ESSENCE) and by paying to Landlord a termination fee equal to FOUR HUNDRED AND SEVENTY THOUSAND AND 00/XX DOLLARS ($470,000.00), which fee shall be payable as follows: (a) ten percent (10%) ($47,000) shall be paid contemporaneously with the giving of the Termination Notice, and (b) the remaining $423,000 shall be paid on the earlier of June 30, 2000 or the date Tenant begins to permanently move out of the Premises. If Tenant shall deliver a Termination Notice on or prior to August 31, 1999 then this Lease shall terminate effective as of August 31, 2000 as if such date were the original Expiration Date set forth herein. If Tenant shall fail to give such Termination Notice and payment on or prior to August 31, 1999, then Tenant shall have no further right to terminate pursuant to this ARTICLE 26. The obligations of Tenant under this ARTICLE 26 shall survive the termination or expiration of this Lease.

             IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                             LANDLORD

                             WILLIS CORROON CORPORATION OF TENNESSEE

                             BY:______________________________________________
                                NAME:   BART R. SCHWARTZ
                                TITLE:  VICE PRESIDENT AND ASSISTANT SECRETARY

                             TENANT

                             MAGNETEK, INC.

                             BY:______________________________________________
                                NAME:   DAVID P. REILAND
                                TITLE:  EXECUTIVE VICE PRESIDENT/C.F.O.

                             TENANT'S FEDERAL TAX I.D. NO.:

                             95-3917584


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